                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF NOVEMBER 16, 2004


                                 BY AND BETWEEN


                            KMART HOLDING CORPORATION


                                       AND


                             SEARS, ROEBUCK AND CO.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I THE MERGER..............................................................................................1
         1.1.     Organization of Holdco..........................................................................1
         1.2.     Directors and Officers of Holdco................................................................2
         1.3.     Organization of Merger Subs.....................................................................2
         1.4.     Actions of Directors and Officers...............................................................2
         1.5.     Actions of Sears and Kmart......................................................................2
         1.6.     The Mergers.....................................................................................3
         1.7.     Effective Time of the Mergers...................................................................3
         1.8.     Closing.........................................................................................3
         1.9.     Certificates of Incorporation and By-laws of the Surviving Corporations.........................3
         1.10.    Officers and Directors of the Surviving Corporations............................................4

ARTICLE II EFFECTS OF THE MERGERS.................................................................................4
         2.1.     Conversion of Sears Securities..................................................................4
                  (a)      Conversion of Sears Common Stock.......................................................4
                  (b)      Sears and Kmart-Owned Shares...........................................................5
                  (c)      Conversion of Sears Merger Sub Stock...................................................5
                  (d)      Adjustments............................................................................5
         2.2.     Sears Election Procedures.......................................................................5
         2.3.     Sears Proration.................................................................................7
         2.4.     Sears Dissenting Shares.........................................................................8
         2.5.     Conversion of Kmart Securities..................................................................8
                  (a)      Conversion of Kmart Common Stock.......................................................8
                  (b)      Kmart and Sears-Owned Shares...........................................................9
                  (c)      Conversion of Kmart Merger Sub Stock...................................................9
                  (d)      Cancellation of Holdco Common Stock....................................................9
                  (e)      Exchange of Certificates...............................................................9
         2.6.     Exchange of Certificates........................................................................9
                  (a)      Deposit of Merger Consideration........................................................9
                  (b)      Exchange Procedures....................................................................9
                  (c)      Distributions With Respect to Unexchanged Shares......................................11
                  (d)      No Fractional Shares..................................................................11
                  (e)      Termination of Exchange Fund..........................................................12
                  (f)      No Liability..........................................................................12
                  (g)      Withholding...........................................................................12
         2.7.     Sears Options, Etc.............................................................................12
         2.8.     Kmart Options, Etc.............................................................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................15
         3.1.     Representations and Warranties of Sears........................................................15
                  (a)      Organization, Standing and Power......................................................15
                  (b)      Capital Structure.....................................................................16

                  (c)      Authority.............................................................................18
                  (d)      SEC Documents; Undisclosed Liabilities................................................19
                  (e)      Information Supplied..................................................................19
                  (f)      Compliance with Applicable Laws and Reporting Requirements............................20
                  (g)      Legal Proceedings.....................................................................20
                  (h)      Taxes.................................................................................21
                  (i)      Certain Agreements....................................................................21
                  (j)      Benefit Plans.........................................................................22
                  (k)      Subsidiaries..........................................................................22
                  (l)      Absence of Certain Changes or Events..................................................23
                  (m)      Board Approval........................................................................23
                  (n)      Vote Required.........................................................................23
                  (o)      Properties............................................................................23
                  (p)      Intellectual Property.................................................................24
                  (q)      Environmental Matters.................................................................24
                  (r)      Labor and Employment Matters..........................................................25
                  (s)      Brokers or Finders....................................................................25
                  (t)      Opinion of Sears Financial Advisor....................................................25
         3.2.     Representations and Warranties of Kmart........................................................25
                  (a)      Organization, Standing and Power......................................................25
                  (b)      Capital Structure.....................................................................26
                  (c)      Authority.............................................................................27
                  (d)      SEC Documents; Undisclosed Liabilities................................................28
                  (e)      Information Supplied..................................................................28
                  (f)      Compliance with Applicable Laws and Reporting Requirements............................29
                  (g)      Legal Proceedings.....................................................................29
                  (h)      Taxes.................................................................................30
                  (i)      Certain Agreements....................................................................30
                  (j)      Benefit Plans.........................................................................30
                  (k)      Subsidiaries..........................................................................31
                  (l)      Absence of Certain Changes or Events..................................................31
                  (m)      Board Approval........................................................................31
                  (n)      Vote Required.........................................................................32
                  (o)      Properties............................................................................32
                  (p)      Intellectual Property.................................................................32
                  (q)      Environmental Matters.................................................................33
                  (r)      Labor and Employment Matters..........................................................33
                  (s)      Brokers or Finders....................................................................33
                  (t)      Opinion of Kmart Financial Advisor....................................................33

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................34
         4.1.     Covenants of Sears.............................................................................34
                  (a)      Ordinary Course.......................................................................34
                  (b)      Dividends; Changes in Stock...........................................................34

                  (c)      Issuance of Securities................................................................34
                  (d)      Governing Documents, Etc..............................................................35
                  (e)      No Acquisitions.......................................................................35
                  (f)      No Dispositions.......................................................................35
                  (g)      Indebtedness..........................................................................35
                  (h)      Other Actions.........................................................................36
                  (i)      Accounting Methods; Tax Matters.......................................................36
                  (j)      Tax-Free Qualification................................................................36
                  (k)      Compensation and Benefit Plans........................................................36
                  (l)      No Liquidation........................................................................37
                  (m)      Litigation............................................................................37
                  (n)      No Restrictions on Business...........................................................37
                  (o)      Other Agreements......................................................................37
         4.2.     Covenants of Kmart.............................................................................37
                  (a)      Ordinary Course.......................................................................37
                  (b)      Dividends; Changes in Stock...........................................................38
                  (c)      Issuance of Securities................................................................38
                  (d)      Governing Documents...................................................................38
                  (e)      No Acquisitions.......................................................................38
                  (f)      No Dispositions.......................................................................39
                  (g)      Indebtedness..........................................................................39
                  (h)      Other Actions.........................................................................39
                  (i)      Accounting Methods; Tax Matters.......................................................39
                  (j)      Tax-Free Qualification................................................................39
                  (k)      Compensation and Benefit Plans........................................................40
                  (l)      No Liquidation........................................................................40
                  (m)      Litigation............................................................................40
                  (n)      No Restrictions on Business...........................................................40
                  (o)      Other Agreements......................................................................41
         4.3.     Transition.....................................................................................41
         4.4.     Advice of Changes; Government Filings..........................................................41
         4.5.     Control of Other Party's Business..............................................................41

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................42
         5.1.     Preparation of Proxy Statement; Stockholders Meetings..........................................42
         5.2.     Access to Information; Confidentiality.........................................................43
         5.3.     Reasonable Best Efforts........................................................................44
         5.4.     Acquisition Proposals..........................................................................46
         5.5.     Affiliates.....................................................................................49
         5.6.     Stock Exchange Listing.........................................................................49
         5.7.     Employee Benefit Plans.........................................................................49
         5.8.     Section 16 Matters.............................................................................50
         5.9.     Fees and Expenses..............................................................................51
         5.10.    Governance.....................................................................................51
         5.11.    Indemnification; Directors' and Officers' Insurance............................................51
         5.12.    Public Announcements...........................................................................53

         5.13.    Additional Agreements..........................................................................53

ARTICLE VI CONDITIONS PRECEDENT..................................................................................53
         6.1.     Conditions to Each Party's Obligation To Effect the Merger.....................................53
                  (a)      Stockholder Approval..................................................................53
                  (b)      Exchange Listing......................................................................54
                  (c)      Requisite Regulatory Approvals........................................................54
                  (d)      Form S-4..............................................................................54
                  (e)      No Injunctions or Restraints; Illegality..............................................54
                  (f)      Effective Times.......................................................................54
         6.2.     Conditions to Obligations of Kmart.............................................................54
                  (a)      Representations and Warranties........................................................54
                  (b)      Performance of Obligations of Sears...................................................55
                  (c)      Tax Opinion...........................................................................55
         6.3.     Conditions to Obligations of Sears.............................................................55
                  (a)      Representations and Warranties........................................................55
                  (b)      Performance of Obligations of Kmart...................................................56
                  (c)      Tax Opinion...........................................................................56

ARTICLE VII TERMINATION AND AMENDMENT............................................................................56
         7.1.     Termination....................................................................................56
         7.2.     Effect of Termination..........................................................................57
         7.3.     Amendment......................................................................................59
         7.4.     Extension; Waiver..............................................................................59

ARTICLE VIII GENERAL PROVISIONS..................................................................................60
         8.1.     Non-survival of Representations, Warranties and Agreements.....................................60
         8.2.     Notices........................................................................................60
         8.3.     Interpretation.................................................................................61
         8.4.     Counterparts...................................................................................61
         8.5.     Entire Agreement; No Third Party Beneficiaries.................................................61
         8.6.     Governing Law..................................................................................62
         8.7.     Severability...................................................................................62
         8.8.     Assignment.....................................................................................62
         8.9.     Submission to Jurisdiction.....................................................................62
         8.10.    Enforcement....................................................................................62
         8.11.    WAIVER OF JURY TRIAL...........................................................................63

                                    EXHIBITS

Exhibit A           Support Agreement
Exhibit 1.1(a)      Holdco Certificate of Incorporation
Exhibit 1.1(b)      Holdco By-laws
Exhibit 1.2         Holdco Directors and Officers Pre-Closing
Exhibit 1.10(a)     Sears Directors and Officers Post-Closing
Exhibit 1.10(b)     Kmart Directors and Officers Post-Closing
Exhibit 5.5         Form of Affiliate Agreement
Exhibit 5.10(a)     Holdco Directors Post-Closing
Exhibit 5.10(b)     Holdco Officers Post-Closing

                             INDEX OF DEFINED TERMS

                                                                       SECTION
                                                                       -------
Acquisition Proposal.............................................       5.4(a)
Acquisitions.....................................................       4.1(e)
Agreement........................................................      Preamble
Applicable Antitrust Laws........................................       3.1(c)
Benefit Plans....................................................       3.1(j)
Book-Entry Shares................................................       2.5(d)
Canadian Antitrust Laws..........................................       3.1(c)
Cancelled Shares.................................................       2.1(b)
Cash Cap Number..................................................       2.3(a)
Cash Consideration...............................................       2.1(a)
Cash Electing Sears Share........................................       2.1(a)
Cash Election....................................................       2.1(a)
Cash Election Number.............................................       2.3(b)
Cash Percentage..................................................       2.3(a)
Certificates.....................................................       2.5(e)
Certificates of Merger...........................................       1.7(b)
Change in Kmart Recommendation...................................       5.1(c)
Change in Recommendation.........................................       5.4(b)
Change in Sears Recommendation...................................       5.1(b)
Closing..........................................................        1.8
Closing Date.....................................................        1.8
Code.............................................................      Preamble
Confidentiality Agreements.......................................       5.2(b)
Converted Shares.................................................       2.1(b)
DGCL.............................................................       1.6(c)
Dissenting Shares................................................       2.4(a)
Effective Time...................................................       1.7(c)
Electing Sears Share.............................................       2.1(a)
Election Date....................................................       2.2(d)
Environmental Claim..............................................       3.1(q)
Environmental Laws...............................................       3.1(q)
Environmental Permits............................................       3.1(q)
ERISA............................................................       3.1(j)
ESL..............................................................      Recitals
Exchange Act.....................................................       2.2(d)
Exchange Agent...................................................       2.2(a)
Exchange Fund....................................................       2.6(a)
Exchange Ratio...................................................       2.1(a)
Excluded Shares..................................................       2.1(b)
Form of Election.................................................       2.2(c)
Form S-4.........................................................       5.1(a)
Former Kmart Holders.............................................       2.6(b)
Former Kmart Shares..............................................       2.6(b)
Governmental Entity..............................................       3.1(c)

                                                                       SECTION
                                                                       -------
Holdco...........................................................        1.1
Holdco Common Stock..............................................        1.1
HSR Act..........................................................       3.1(c)
Indemnified Parties..............................................      5.11(b)
Infringe.........................................................       3.1(p)
Injunction.......................................................       6.1(e)
Insiders.........................................................        5.8
Joint Proxy Statement/Prospectus.................................       5.1(a)
Kmart............................................................      Preamble
Kmart Benefit Plans..............................................       3.2(j)
Kmart Board Approval.............................................       3.2(m)
Kmart Book-Entry Shares..........................................       2.5(e)
Kmart Certificates...............................................       2.5(e)
Kmart Certificate of Merger......................................       1.7(b)
Kmart Common Stock...............................................       2.5(a)
Kmart Consideration..............................................       2.5(a)
Kmart Contracts..................................................       3.2(i)
Kmart Disclosure Schedule........................................        3.2
Kmart Indemnified Parties........................................      5.11(b)
Kmart Intellectual Property......................................       3.2(p)
Kmart Merger.....................................................       1.6(b)
Kmart Merger Sub.................................................       1.3(b)
Kmart Permits....................................................       3.2(f)
Kmart Permitted Liens............................................       3.2(o)
Kmart Preferred Stock............................................       3.2(b)
Kmart Recommendation.............................................       5.1(c)
Kmart SEC Documents..............................................       3.2(d)
Kmart Stock Option...............................................       2.8(a)
Kmart Stock Plans................................................       3.2(b)
Kmart Stockholders Meeting.......................................       5.1(c)
Kmart Termination Fee............................................       7.2(b)
Kmart's Current Premium..........................................      5.11(d)
Lehman Brothers..................................................       3.2(s)
material.........................................................       3.1(a)
material adverse effect..........................................       3.1(a)
Mergers..........................................................       1.6(b)
Merger Consideration.............................................       2.5(a)
Merger Subs......................................................       1.3(b)
Morgan Stanley...................................................       3.1(t)
Nasdaq...........................................................       2.6(d)
New Plans........................................................       5.7(b)
Non-Electing Sears Holders.......................................       2.6(b)
Non-Electing Sears Share.........................................       2.1(a)
NYBCL............................................................       1.6(c)
NYSE.............................................................       3.2(c)

                                                                       SECTION
                                                                       -------
Other Kmart Stock-Based Awards...................................       2.8(a)
Other Sears Stock-Based Awards...................................       2.7(a)
Public Proposal..................................................       7.2(b)
Required Kmart Vote..............................................       3.2(n)
Required Sears Vote..............................................       3.1(n)
Required Stockholder Votes.......................................       3.2(n)
Required Stockholders Meetings...................................       5.1(c)
Requisite Regulatory Approvals...................................       6.1(c)
Restricted Kmart Share...........................................       2.8(a)
Restricted Sears Share...........................................       2.7(a)
Sears............................................................      Preamble
Sears Benefit Plans..............................................       3.1(j)
Sears Board Approval.............................................       3.1(m)
Sears Book-Entry Shares..........................................       2.2(a)
Sears Certificates...............................................       2.2(a)
Sears Certificate of Merger......................................       1.7(a)
Sears Common Stock...............................................       2.1(a)
Sears Consideration..............................................       2.1(a)
Sears Contracts..................................................       3.1(i)
Sears Disclosure Schedule........................................        3.1
Sears Indemnified Parties........................................      5.11(a)
Sears Intellectual Property......................................       3.1(p)
Sears Merger.....................................................       1.6(a)
Sears Merger Sub.................................................       1.3(a)
Sears Option Cash-Out Amount.....................................       2.7(a)
Sears Permits....................................................       3.1(f)
Sears Permitted Liens............................................       3.1(o)
Sears Preferred Stock............................................       3.1(b)
Sears Recommendation.............................................       5.1(b)
Sears SEC Documents..............................................       3.1(d)
Sears SAR........................................................       2.7(a)
Sears Stock Option...............................................       2.7(a)
Sears Stock Plans................................................       3.1(b)
Sears Stock Valuation............................................       2.7(a)
Sears Stockholders Meeting.......................................       5.1(b)
Sears Termination Fee............................................       7.2(c)
Sears's Current Premium..........................................      5.11(c)
Section 16 Information...........................................        5.8
SEC..............................................................       3.1(a)
Securities Act...................................................       3.1(b)
Shortfall Number.................................................       2.3(c)
Significant Subsidiary...........................................       3.1(a)
Stock Consideration..............................................       2.1(a)
Stock Electing Sears Share.......................................       2.1(a)
Stock Election...................................................       2.1(a)

                                                                       SECTION
                                                                       -------
Stock Percentage.................................................       2.7(a)
Subsidiary.......................................................       3.1(a)
Superior Proposal................................................       5.4(f)
Support Agreement................................................      Recitals
tax, taxable, taxes..............................................       3.1(h)
Violation........................................................       3.1(c)
Voting Debt......................................................       3.1(b)

                  AGREEMENT AND PLAN OF MERGER dated as of November 16, 2004 (this "Agreement") is by and between Kmart Holding Corporation, a Delaware corporation ("Kmart"), and Sears, Roebuck and Co., a New York corporation ("Sears").

                  WHEREAS, the Boards of Directors of Kmart and Sears have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, their respective Mergers (as defined in Section 1.6(b)) in which the issued and outstanding shares of capital stock of each of Kmart and Sears will be converted into the right to receive shares of capital stock of Holdco (as defined in Section 1.1);

                  WHEREAS, the Boards of Directors of Kmart and Sears have each determined that their respective Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

                  WHEREAS, Kmart and Sears desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

                  WHEREAS, for Federal income tax purposes, (i) it is intended that the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, shall qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) it is intended that the Kmart Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code; and (iii) the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

                  WHEREAS, as a condition and inducement to each of Kmart's and Sears's willingness to enter into this Agreement, Kmart, Sears and certain affiliates of ESL Investments, Inc. (collectively, "ESL") are entering into a Support Agreement, dated as of the date hereof in the form of Exhibit A hereto (the "Support Agreement"), pursuant to which, among other things, ESL has agreed to vote all shares of Kmart Common Stock and Sears Common Stock beneficially owned by ESL in favor of adoption of this Agreement, to make a Stock Election (as defined herein) with respect to all shares of Sears Common Stock beneficially owned by ESL and not to sell or otherwise transfer any shares of Kmart Common Stock or Sears Common Stock prior to the termination of such Support Agreement in accordance with its terms;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

            1.1. Organization of Holdco. As promptly as practicable following the execution of this Agreement, Kmart shall organize a new corporation ("Holdco") under the laws of the State of Delaware for the sole purpose of effectuating the Mergers and the other transactions contemplated hereby. The Certificate of Incorporation and By-laws of Holdco shall initially be as agreed upon by Kmart and Sears. The authorized capital stock of Holdco shall initially consist of 100 shares of common stock, par value $0.01 per share (the "Holdco Common Stock"), of which only one share shall be issued to Kmart. Kmart shall take, and shall cause Holdco to take, all requisite action to cause the Certificate of Incorporation of Holdco to be in the form of Exhibit 1.1(a) hereto and the By-laws of Holdco to be in the form of Exhibit 1.1(b) hereto immediately following the Effective Time.

            1.2. Directors and Officers of Holdco. Prior to the Effective Time, the directors and officers of Holdco shall consist of the directors and officers as set forth on Exhibit 1.2. Kmart shall take all requisite action to cause the directors and officers of Holdco as of the Effective Time to be as provided in
Section 5.10.

            1.3. Organization of Merger Subs. As promptly as practicable following the execution of this Agreement, Kmart shall cause Holdco to organize for the sole purpose of effectuating the Mergers:

                  (a) a corporation organized under the laws of the State of New York ("Sears Merger Sub"); the Certificate of Incorporation and By-laws of Sears Merger Sub shall be in such forms as shall be determined by Holdco, Kmart and Sears as soon as practicable following the execution of this Agreement; and the authorized capital stock of Sears Merger Sub shall initially consist of 100 shares of common stock, par value $0.01 per share, all of which shares shall be issued to Holdco at a price of $1.00 per share; and

                  (b) a corporation organized under the laws of the State of Delaware ("Kmart Merger Sub" and, together with Sears Merger Sub, the "Merger Subs"); the Certificate of Incorporation and By-laws of Kmart Merger Sub shall be in such forms as shall be determined by Holdco, Kmart and Sears as soon as practicable following the execution of this Agreement; and the authorized capital stock of Kmart Merger Sub shall initially consist of 100 shares of common stock, par value $0.01 per share, all of which shares shall be issued to Holdco at a price of $1.00 per share.

            1.4. Actions of Directors and Officers. As promptly as practicable following the execution of this Agreement, Kmart shall take all requisite action to designate the directors and officers of Holdco (subject to Sears's consent) and each of the Merger Subs and to take such steps as may be necessary or appropriate to complete the organization of Holdco as contemplated by Sections
1.1 and 1.2 and the Merger Subs as contemplated by Section 1.3. Kmart (and, if applicable, Sears) shall cause the directors of Holdco to ratify and approve this Agreement and to cause the directors of the Merger Subs to ratify and approve this Agreement.

            1.5. Actions of Sears and Kmart. As promptly as practicable following the execution of this Agreement, Kmart, as the holder of all the outstanding shares of Holdco Common Stock, shall cause Holdco to enter into and become a party to this Agreement and adopt this Agreement and shall cause Holdco, as the sole stockholder of each of the Merger Subs, to cause the Merger Subs to enter into and become a party to this Agreement and adopt this Agreement. Kmart shall cause Holdco, and Holdco shall cause the Merger Subs, to perform their respective obligations under this Agreement. As promptly as practicable after the date hereof the parties shall cause this Agreement to be amended to add Holdco and the Merger Subs as parties, and each Merger Sub shall become a constituent corporation in its respective Merger.

            1.6. The Mergers. At the Effective Time (as defined in Section 1.7(c)):

                  (a) Sears Merger Sub shall be merged with and into Sears (the "Sears Merger"). Sears will be the surviving corporation in the Sears Merger, and the separate existence of Sears Merger Sub shall cease. As a result of the Sears Merger, Sears shall become a wholly-owned Subsidiary of Holdco.

                  (b) Kmart Merger Sub shall be merged with and into Kmart (the "Kmart Merger" and, together with the Sears Merger, the "Mergers"). Kmart will be the surviving corporation in the Kmart Merger, and the separate existence of Kmart Merger Sub shall cease. As a result of the Kmart Merger, Kmart shall become a wholly-owned Subsidiary of Holdco.

                  (c) The Sears Merger will have the effects set forth in the New York Business Corporation Law (the "NYBCL"), and the Kmart Merger will have the effects set forth in the Delaware General Corporation Law (the "DGCL").

            1.7. Effective Time of the Mergers. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 1.8), the parties shall (and shall cause their Subsidiaries to) cause the following to occur:

                  (a) Sears Merger Sub and Sears shall execute and deliver for filing a certificate of merger (the "Sears Certificate of Merger") to the Department of State for the State of New York, in such form and manner provided in the NYBCL. The applicable parties thereto shall make all other filings or recordings required under Section 904(b) and any other provision of the NYBCL to effect the Sears Merger.

                  (b) Kmart Merger Sub and Kmart shall execute and deliver for filing a certificate of merger (the "Kmart Certificate of Merger" and, together with the Sears Certificate of Merger, the "Certificates of Merger") to the Secretary of State for the State of Delaware, in such form and manner provided in the DGCL. The applicable parties thereto shall make all other filings or recordings required under the DGCL to effect the Kmart Merger.

                  (c) The Mergers shall become effective upon the filing of the Certificates of Merger with the Department of State for the State of New York and the Secretary of State for the State of Delaware or, in each case, at such time thereafter as is provided in such Certificates of Merger as agreed between the parties; provided that the Mergers shall become effective at the same time (such time as the Mergers become effective, the "Effective Time").

            1.8. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date (the "Closing Date") that is the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date, but subject to the satisfaction or wavier or such conditions), unless another time or date is agreed to in writing. The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing.

            1.9. Certificates of Incorporation and By-laws of the Surviving Corporations. (a) At the Effective Time, the Restated Certificate of Incorporation and By-laws of Sears shall be amended so as to read in their entirety as the Certificate of Incorporation and By-laws of Sears Merger Sub as in effect immediately prior to the Effective Time, except for the agent and except that the surviving corporation in the Sears Merger shall retain Sears's name.

                  (b) At the Effective Time, the Amended and Restated Certificate of Incorporation and By-laws of Kmart shall be amended so as to read in their entirety as the Certificate of Incorporation and By-laws of Kmart Merger Sub as in effect immediately prior to the Effective Time, except for the incorporator and except that the surviving corporation in the Kmart Merger shall retain Kmart's name.

            1.10. Officers and Directors of the Surviving Corporations. (a) At the Effective Time, the persons indicated in Exhibit 1.10(a) shall be the directors and officers (with the offices indicated therein) of Sears, as the surviving corporation in the Sears Merger.

                  (b) At the Effective Time, the persons indicated in Exhibit 1.10(b) shall be the directors and officers (with the offices indicated therein) of Kmart, as the surviving corporation in the Kmart Merger.

                                   ARTICLE II
                             EFFECTS OF THE MERGERS

            2.1. Conversion of Sears Securities. At the Effective Time, by virtue of the Sears Merger and without any action on the part of Holdco, Sears Merger Sub, Sears or the holders of any of the following securities:

                  (a) Conversion of Sears Common Stock. Each common share, par value $0.75 per share, of Sears ("Sears Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares (as defined in Section 2.1(b)) and any Dissenting Shares (as defined in Section 2.4(a)) shall, subject to Sections 2.3 and 2.6(d), be converted into the right to receive the following consideration (the "Sears Consideration"):

                  (i) Each share of Sears Common Stock with respect to which an election to receive cash (a "Cash Election") has been effectively made and not revoked or lost pursuant to Section 2.2 (each, a "Cash Electing Sears Share") shall be converted into the right to receive $50.00 in cash without interest (the "Cash Consideration").

                  (ii) Each share of Sears Common Stock with respect to which an election to receive stock consideration (a "Stock Election") is properly made and not revoked or lost pursuant to Section 2.2 (each, a "Stock Electing Sears Share" and, together with each Cash Electing Sears Shares, an "Electing Sears Share") shall be converted into the right to receive 0.5 shares (the "Exchange Ratio"), subject to adjustment in accordance with Section 2.1(d), of validly issued, fully paid and non-assessable shares of Holdco Common Stock (together with any cash in lieu of fractional shares of Holdco Common Stock to be paid pursuant to Section 2.6(d), the "Stock Consideration").

                  (iii) Each share of Sears Common Stock other than shares of
            Sears Common Stock with respect to which a Cash Election or a Stock Election is properly made and not revoked or lost pursuant to
            Section 2.2 (each, a "Non-Electing Sears Share") shall be converted into the right to receive the Cash Consideration or the Stock Consideration or a combination of both, subject to Section 2.3.



                  (b) Sears and Kmart-Owned Shares. Each share of Sears Common Stock owned by Sears or Sears Merger Sub ("Cancelled Shares"), in each case immediately prior to the Effective Time, shall be canceled without any conversion thereof, and no consideration shall be paid with respect thereto. Each share of Sears Common Stock owned by Kmart or any direct or indirect wholly-owned Subsidiary of Sears or Kmart (the "Converted Shares" and, together with the Cancelled Shares, the "Excluded Shares"), in each case immediately prior to the Effective Time, shall be converted into the right to receive the Stock Consideration. The Stock Consideration paid pursuant to this Section 2.1(b) shall not be subject to proration under Section 2.3.

                  (c) Conversion of Sears Merger Sub Stock. Each share of common stock of Sears Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and, subject to the NYBCL, non-assessable common share of Sears, as the surviving corporation in the Sears Merger.

                  (d) Adjustments. If, after the date hereof and prior to the Effective Time, either (i) Kmart pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Kmart Common Stock or (ii) Sears pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Sears Common Stock, then the Merger Consideration and Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide to the holders of Sears Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration, Exchange Ratio or other dependent item, as applicable, subject to further adjustment in accordance with this sentence.

            2.2. Sears Election Procedures. (a) Not less than three business days prior to the mailing of the Joint Proxy Statement/Prospectus, Kmart and Sears shall jointly designate a bank or trust company to act as exchange agent hereunder (the "Exchange Agent") for the purpose of exchanging certificates that immediately prior to the Effective Time represented shares of Sears Common Stock (the "Sears Certificates") and shares of Sears Common Stock represented by book-entry ("Sears Book-Entry Shares").

                  (b) Each person who, on or prior to the Election Date (as defined below), is a record holder of shares of Sears Common Stock other than Dissenting Shares shall be entitled to specify the number of such holder's shares of Sears Common Stock (and, if such shares to which the election relates are represented by Sears Certificates, such particular shares) with respect to which such holder makes a Cash Election or Stock Election.

                  (c) Holdco shall prepare and file as an exhibit to the Form S-4 a form of election (the "Form of Election") in form and substance reasonably acceptable to Sears. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to any Sears Certificates shall pass only upon proper delivery of the Form of Election and any Sears Certificates. Sears shall mail the Form of Election with the Joint Proxy Statement/Prospectus (as defined in Section 5.1(a)) to all persons who are record holders of shares of Sears Common Stock as of the record date for the Sears Stockholders Meeting (as defined in Section 5.1(b)). The Form of Election shall be used by each record holder of shares of Sears Common Stock (or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation) who wishes to make a Cash Election or a Stock Election or a combination of both for any and all shares of Sears Common Stock held by such holder. Sears shall use its reasonable best efforts to make the Form of Election available to all persons who become holders of shares of Sears Common Stock during the period between the record date for the Sears Stockholders Meeting and the Election Date.

                  (d) Any holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on (1) the date of the Sears Stockholders Meeting or
(2) if the Closing Date is more than four business days following the Sears Stockholders Meeting, two business days preceding the Closing Date (the "Election Date"), a Form of Election properly completed and signed and accompanied by (i) Certificates representing the shares of Sears Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Sears (or by an appropriate guarantee of delivery of such Sears Certificates as set forth in such Form of Election from a firm that is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided that such Sears Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or (ii) in the case of Sears Book-Entry Shares, any additional documents required by the procedures set forth in the Form of Election. After a Cash Election or a Stock Election is validly made with respect to any shares of Sears Common Stock, no further registration of transfers of such shares shall be made on the stock transfer books of Sears, unless and until such Cash Election or Stock Election is properly revoked.

                  (e) Kmart and Sears shall publicly announce the anticipated Election Date at least five business days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Date shall be similarly delayed to a subsequent date, and Kmart and Sears shall promptly announce any such delay and, when determined, the rescheduled Election Date.

                  (f) Any Cash Election or Stock Election may be revoked with respect to all or a portion of the shares of Sears Common Stock subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Cash Elections and Stock Elections shall automatically be revoked if this Agreement is terminated in accordance with
Article VII. If a Cash Election or Stock Election is revoked with respect to shares of Sears Common Stock represented by Sears Certificates, Sears Certificates representing such shares shall be promptly returned to the holder that submitted the same to the Exchange Agent.

                  (g) The determination of the Exchange Agent (or the joint determination of Kmart and Sears, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections and Stock Elections shall have been properly made or revoked pursuant to this Section 2.2 and as to when Cash Elections, Stock Elections and revocations were received by the Exchange Agent. The Exchange Agent (or

Kmart and Sears jointly, in the event that the Exchange Agent declines to make the following computation) shall also make all computations as to the proration contemplated by Section 2.3, and absent manifest error this computation shall be conclusive and binding. The Exchange Agent may, with the written agreement of Kmart, after Kmart's reasonable consultation with Sears, make any rules as are consistent with this Section 2.2 for the implementation of the Cash Elections and Stock Elections provided for in this Agreement as shall be necessary or desirable to effect these Cash Elections and Stock Elections.

            2.3. Sears Proration. Notwithstanding anything in this Agreement to the contrary (but subject to Sections 2.1(b) and 2.4):

                  (a) The Cash Percentage (as defined below) of the shares of Sears Common Stock (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time (such number, the "Cash Cap Number") shall be converted into the right to receive the Cash Consideration, and all other shares of Sears Common Stock (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Stock Consideration. The "Cash Percentage" shall be equal to 45%, subject to adjustment as provided in Section 2.1(d).

                  (b) If the aggregate number of Cash Electing shares of Sears Common Stock (such number, the "Cash Election Number") exceeds the Cash Cap Number, then (i) all Stock Electing Sears Shares and Non-Electing Sears Shares shall be converted into the right to receive the Stock Consideration and (ii) the number of Cash Electing Sears Shares of each stockholder of Sears that shall be converted into the right to receive the Cash Consideration shall be equal to the product obtained by multiplying (A) the number of Cash Electing Sears Shares of such stockholder by (B) a fraction, the numerator of which is the Cash Cap Number and the denominator of which is the Cash Election Number, with the remaining number of such holder's Cash Electing Sears Shares being converted into the right to receive the Stock Consideration.

                  (c) If the Cash Election Number is less than the Cash Cap Number (such difference between the Cash Election Number and Cash Cap Number, the "Shortfall Number"), then (x) all Cash Electing Sears Shares shall be converted into the right to receive the Cash Consideration and (y) the Stock Electing Sears Shares and Non-Electing Sears Shares shall be treated in the following manner:

                  (i) if the Shortfall Number is less than or equal to the
            aggregate number of Non-Electing Sears Shares, then (x) all Stock Electing Sears Shares shall be converted into the right to receive the Stock Consideration and (y) the Non-Electing Sears Shares of each stockholder of Sears shall be converted into the right to receive the Cash Consideration in respect of that number of Non-Electing Sears Shares equal to the product obtained by multiplying (1) the number of Non-Electing Sears Shares of such stockholder by (2) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of Non-Electing Sears Shares, with the remaining number of such holder's Non-Electing Sears Shares being converted into the right to receive the Stock Consideration; or

                  (ii) if the Shortfall Number exceeds the aggregate number of
            Non-Electing Sears Shares, then (x) all Non-Electing Sears Shares shall be converted into the right to receive the Cash Consideration and (y) the number of Stock Electing Sears Shares of each stockholder of Sears that shall be converted into the right to receive the Cash Consideration shall be equal to the product obtained by multiplying (1) the number of Stock Electing Sears Shares of such stockholder by (2) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the aggregate number of Non-Electing Sears Shares, and the denominator of which is the aggregate number of Stock Electing Sears Shares, with the remaining number of such holder's Stock Electing Sears Shares being converted into the right to receive the Stock Consideration.

                  (d) For purposes of the calculations in this Section 2.3, shares of Sears Common Stock that constitute Dissenting Shares immediately prior to the Effective Time shall be deemed to be Non-Electing Shares.

            2.4. Sears Dissenting Shares. (a) Shares of Sears Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of shares of Sears Common Stock who have properly demanded and perfected their rights to be paid the fair value of such shares in accordance with Sections 623 and 910 of the NYBCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by the NYBCL. If any such stockholder of Sears shall fail to perfect or effectively shall withdraw or lose such stockholder's right to be paid fair value under Sections 623 and 910 of the NYBCL, such stockholder's shares of Sears Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration payable or issuable in respect of Non-Electing Sears Shares as set forth in Section 2.3 of this Agreement, without any interest thereon.

                  (b) Sears shall give Kmart (or, after the Closing, Holdco) (i) notice of any notice received by Sears of intent to demand the fair value of any shares of Sears Common Stock, withdrawals of such notices and any other notices served pursuant to Sections 623 and 910 of the NYBCL and received by Sears and
(ii) the opportunity to direct, jointly with Sears, all negotiations and proceedings with respect to the exercise of such dissenters' rights under Sections 623 and 910 of the NYBCL. Sears shall not, except with the prior written consent of Kmart (or, after the Closing, Holdco) or as otherwise required by applicable law, make any payment with respect to any such exercise of dissenters' rights or offer to settle or settle any such rights.

            2.5. Conversion of Kmart Securities. At the Effective Time, by virtue of the Kmart Merger and without any action on the part of Holdco, Kmart Merger Sub, Kmart or the holders of any of the following securities:

                  (a) Conversion of Kmart Common Stock. Each share of common stock, par value $0.01 per share, of Kmart ("Kmart Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 2.5(b)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Holdco Common Stock (the "Kmart Consideration" and, together with the Sears Consideration, the "Merger Consideration").

                  (b) Kmart and Sears-Owned Shares. Each share of Kmart Common Stock owned by Kmart or Kmart Merger Sub, in each case immediately prior to the Effective Time, shall be cancelled without any conversion thereof, and no consideration shall be paid with respect thereto. Each share of Kmart Common Stock owned by Sears or any direct or indirect wholly-owned Subsidiary of Sears or Kmart, in each case immediately prior to the Effective Time, shall be converted into the right to receive the Kmart Consideration.

                  (c) Conversion of Kmart Merger Sub Stock. Each share of common stock of Kmart Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of common stock of Kmart, as the surviving corporation in the Kmart Merger.

                  (d) Cancellation of Holdco Common Stock. Each share of Holdco Common Stock held by Kmart immediately prior to the Effective Time shall be cancelled, and no consideration shall be paid with respect thereto.

                  (e) Exchange of Certificates. Certificates that immediately prior to the Effective Time represented shares of Kmart Common Stock (the "Kmart Certificates" and, together with the Sears Certificates, the "Certificates") and shares of Kmart Common Stock represented by book-entry ("Kmart Book-Entry Shares" and, together with the Sears Book-Entry Shares, the "Book-Entry Shares") shall be exchanged in accordance with Section 2.6.

            2.6. Exchange of Certificates.

                  (a) Deposit of Merger Consideration. (i) As of and from time to time after the Effective Time, Holdco shall deposit with the Exchange Agent, for the benefit of the stockholders of Sears and Kmart, (A) certificates or, at Holdco's option, evidence of shares in book entry form, representing shares of Holdco Common Stock in denominations as the Exchange Agent may reasonably specify and (B) cash, in each case as are issuable or payable, respectively, pursuant to this Article II in respect of shares of Sears Common Stock for which Sears Certificates or Sears Book-Entry Shares have been properly delivered to the Exchange Agent or the cash to be paid in lieu of fractional shares. Such certificates (or evidence of book-entry form, as the case may be) for shares of Holdco Common Stock and such cash so deposited, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund".

                  (ii) The Exchange Agent shall invest any cash deposited with the Exchange Agent by Holdco as directed by Holdco, provided that no such investment or losses thereon shall affect the Cash Consideration payable to holders of shares of Sears Common Stock entitled to receive such consideration or cash in lieu of fractional interests, and Holdco and Kmart shall promptly provide additional funds to the Exchange Agent for the benefit of holders of shares of Sears Common Stock entitled to receive such consideration in the amount of any such losses. Any interest or income produced by such investments shall not be deemed part of the Exchange Fund and shall be payable to Holdco or Kmart, as Holdco directs.

                  (b) Exchange Procedures. (i) As soon as reasonably practicable after the Effective Time, Holdco shall cause to be mailed to (x) each record holder, as of the Effective

Time, of Non-Electing Sears Shares (such holders, "Non-Electing Sears Holders") and (y) each record holder, as of the Effective Time, of shares of Kmart Common Stock (such holders, "Former Kmart Holders" and such shares, "Former Kmart Shares")): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such holder representing such Non-Electing Sears Shares or Former Kmart Shares, as the case may be, shall pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and (ii) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the Merger Consideration therefor. Such letter of transmittal shall be in such form and have such other provisions as Holdco may specify.

                  (ii) (x) Each former stockholder of Sears who properly made and did not revoke a Cash Election or Stock Election shall be entitled to receive in exchange for such stockholder's Electing Sears Shares the following as specified in clauses (A) and (B), and (y) upon surrender by a Non-Electing Sears Holder to the Exchange Agent of a Certificate or Book-Entry Shares, as applicable, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Non-Electing Sears Holder shall be entitled to receive in exchange therefor: (A) the number of whole shares of Holdco Common Stock, if any, into which such holder's shares of Sears Common Stock represented by such holder's properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II (after taking into account all shares of Sears Common Stock to which an election or non-election of the same type were made), and such Certificates or Book-Entry Shares so surrendered shall be forthwith cancelled, and (B) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 2.6(g)) equal to (I) the amount of cash (including the Cash Consideration and cash in lieu of fractional interests in shares of Holdco Common Stock to be paid pursuant to Section 2.6(d)), if any, into which such holder's shares of Sears Common Stock represented by such holder's properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II, plus (II) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.6(c).

                  (iii) Upon surrender by a Former Kmart Holder to the Exchange Agent of a Certificate or Book-Entry Shares, as applicable, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, each Former Kmart Holder shall be entitled to receive in exchange therefor: (A) the number of whole shares of Holdco Common Stock into which such holder's shares of Kmart Common Stock represented by such holder's properly surrendered Certificates or Book-Entry Shares, as applicable, were converted in accordance with this Article II, and such Certificates or Book-Entry Shares so surrendered shall be forthwith cancelled, and (B) a check in an amount of U.S. dollars (after giving effect to any required withholdings pursuant to Section 2.6(g)) equal to any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.6(c).

                  (iv) If payment or issuance of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment or issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment or issuance shall have paid to the Exchange Agent any transfer and other taxes required by reason of the payment or issuance of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the shares of Sears Common Stock or Kmart Common Stock, as the case may be, represented by the Certificate pursuant to this Article II.

                  (v) No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II, the issuance or payment of which (including any cash in lieu of fractional shares) shall be deemed to be the satisfaction in full of all rights pertaining to shares of Sears Common Stock converted in the Sears Merger and shares of Kmart Common Stock converted in the Kmart Merger.

                  (vi) At the Effective Time, the stock transfer books of Sears and Kmart shall be closed, and thereafter there shall be no further registration of transfers of shares of Sears Common Stock or Kmart Common Stock, respectively, that were outstanding prior to the Effective Time. After the Effective Time, Certificates or Book-Entry Shares presented to Sears or Kmart for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

                  (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Holdco Common Stock issuable with respect to the shares of Sears Common Stock or Kmart Common Stock shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until those Certificates or Book-Entry Shares are surrendered as provided in this Article II. Upon surrender, there shall be issued and/or paid to the holder of the shares of Holdco Common Stock issued in exchange therefor, without interest, (A) at the time of surrender, the dividends or other distributions payable with respect to those shares of Holdco Common Stock with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those shares of Holdco Common Stock with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

                  (d) No Fractional Shares. No certificates or scrip representing fractional shares of Holdco Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares evidencing Sears Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Holdco. In lieu thereof, upon surrender of the applicable Certificates or Book-Entry Shares, Holdco shall pay each holder of Sears Common Stock an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Sears Common Stock held at the Effective Time and for which an election or non-election of the same type was made by such holder) would otherwise be entitled, by (b) the closing price on the NASDAQ National Market ("Nasdaq") for a share of Kmart Common Stock on the last trading day immediately preceding the Effective Time.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the stockholders of Sears and Kmart on the first anniversary of the Effective Time shall be delivered to Holdco, upon demand by Holdco, and any stockholders of Sears or Kmart who have not theretofore complied with this Article II shall thereafter look only to Holdco for payment of their claim for any part of the Merger Consideration, any cash in lieu of fractional shares of Holdco Common Stock and any dividends or distributions with respect to Holdco Common Stock.

                  (f) No Liability. None of Kmart, Sears or Holdco shall be liable to any holder of shares of Sears Common Stock or Kmart Common Stock for cash or shares of Holdco Common Stock (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding. Holdco and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Sears Common Stock, Dissenting Shares or shares of Kmart Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Holdco or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Sears Common Stock, Dissenting Shares or shares of Kmart Common Stock in respect of which such deduction and withholding was made by Holdco or the Exchange Agent.

            2.7. Sears Options, Etc. (a) The Board of Directors of Sears or the appropriate committee thereof shall take all action necessary so that:

                  (i) Each option or other right to acquire Sears Common Stock under any Sears Stock Plan (as defined in Section 3.1(b)) (a "Sears Stock Option") and any stock appreciation right granted under any Sears Stock Plan (a "Sears SAR"), which, in each case, is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, as of the Effective Time, cease to represent an option or other right to acquire, or to be a stock appreciation right with respect to, as the case may be, shares of Sears Common Stock and shall instead represent the right to receive, as soon as practicable after the Effective Time, an amount of cash equal to the product of (i) the excess, if any, of (A) the Sears Option Cash-Out Amount of a share of Sears Common Stock over (B) the exercise price per share of such stock option or stock appreciation right multiplied by (ii) the number of shares of Sears Common Stock subject to such stock option or stock appreciation right, less any required withholding taxes. For the purposes of this Section 2.7, the "Sears Option Cash-Out Amount" of a share of Sears Common Stock means the sum of (x) the Cash Percentage multiplied by the Cash Consideration, plus (y) the product of (1) the Stock Percentage (as defined below) multiplied by
            (2) the product of the Exchange Ratio multiplied by the closing price on Nasdaq for a share of Kmart Common Stock on the last trading day immediately preceding the Effective Time. The "Stock Percentage" means 100% minus the Cash Percentage.

                  (ii) Each issued and outstanding share of Sears Common Stock subject to vesting or other lapse restrictions pursuant to the Sears Stock Plans immediately prior to the Effective Time (a "Restricted Sears Share") shall, as of the Effective Time, vest and become free of such restrictions to the extent required by the terms thereof and shall be converted into the right to receive the Stock Consideration in accordance with Section 2.1(a)(ii) and the other provisions of this Article II; provided that any fractional shares resulting from such conversion shall be rounded to the nearest whole share; and provided, further, that all Holdco Common Stock issuable upon conversion of such Restricted Sears Shares shall be subject to the same terms (including the vesting terms taking into account any required acceleration thereof by virtue of the transactions contemplated hereby) as were applicable to such Restricted Sears Shares in respect of which they are issued; and

                  (iii) All stock-based awards, other than Sears Stock Options,
            Sears SARs and Restricted Sears Shares ("Other Sears Stock-Based Awards"), granted under any Sears Stock Plan and outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest and become free of restrictions to the extent required by the terms thereof and shall be converted automatically at the Effective Time into a right or award with respect to a number of shares of Holdco Common Stock equal to the product of the number of shares of Sears Common Stock subject to such Other Sears Stock-Based Award multiplied by the Exchange Ratio; provided that all such converted stock-based rights or awards shall be subject to the same terms (including the vesting terms taking into account any required acceleration thereof by virtue of the transactions contemplated hereby) as were applicable to such Other Sears Stock-Based Awards in respect of which they are issued.

                  (b) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of Restricted Sears Shares and Other Sears Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the Sears Stock Plans, and the agreements evidencing the grants of such Restricted Sears Shares and Other Sears Stock-Based Awards, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.7 after giving effect to the Sears Merger and the assumption by Holdco as set forth above).

                  (c) Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery with respect to Restricted Sears Shares and Other Sears Stock-Based Awards assumed by it in accordance with this Section 2.7. As of the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Holdco Common Stock subject to such Sears equity awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Sears equity awards remain outstanding. With respect to those individuals who subsequent to the Sears Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Holdco shall administer the Sears Stock Plans assumed pursuant to this Section 2.7 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Sears Stock Plan complied with such rule prior to the Sears Merger.

            2.8. Kmart Options, Etc. (a) The Board of Directors of Kmart or the appropriate committee thereof shall take all action necessary so that:

                  (i) Each option or other right to acquire Kmart Common Stock granted under any Kmart Stock Plan (as defined in Section 3.2(b)) (a "Kmart Stock Option") that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, cease to represent an option or other right to acquire shares of Kmart Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Kmart Stock Option (but taking into account any changes thereto provided for in the applicable Kmart Stock Plan, in any award agreement or in such option), that number of shares of Holdco Common Stock equal to the number of shares of Kmart Common Stock subject to such Kmart Stock Option immediately prior to the Effective Time, at a price per share equal to the per share exercise price specified in such Kmart Stock Option immediately prior to the Effective Time;

                  (ii) Each issued and outstanding share of Kmart Common Stock subject to vesting or other lapse restrictions pursuant to the Kmart Stock Plans immediately prior to the Effective Time (a "Restricted Kmart Share") shall, as of the Effective Time, vest and become free of such restrictions to the extent required by the terms thereof and shall be converted into the right to receive the Kmart Consideration in accordance with Section 2.5(a) and the other provisions of this
            Article II; provided that all Holdco Common Stock issuable upon conversion of such Restricted Kmart Shares shall be subject to the same terms (including the vesting terms) as were applicable to such Restricted Kmart Shares in respect of which they are issued; and

                  (iii) All stock-based awards, other than Kmart Stock Options and Restricted Kmart Shares ("Other Kmart Stock-Based Awards"), granted under any Kmart Stock Plan and outstanding immediately prior to the Effective Time shall, as of the Effective Time, vest and become free of restrictions to the extent required by the terms thereof and shall be converted automatically at the Effective Time into a right or award with respect to the same number of shares of Holdco Common Stock as they represented with respect to shares of Kmart Common Stock immediately prior to the Effective Time; provided that all such converted stock-based rights or awards shall be subject to the same terms (including the vesting terms) as were applicable to such Other Kmart Stock-Based Awards in respect of which they are issued.

                  (b) As soon as practicable after the Effective Time, Holdco shall deliver to the holders of Kmart Stock Options, Restricted Kmart Shares and Other Kmart Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the Kmart Stock Plans, and the agreements evidencing the grants of such Kmart Stock Options, Restricted Kmart Shares and Other Kmart Stock-Based Awards, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.8 after giving effect to the Kmart Merger and the assumption by Holdco as set forth above).

                  (c) Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdco Common Stock for delivery with respect to Kmart Stock Options, Restricted Kmart Shares and Other Kmart Stock-Based Awards assumed by it in accordance with this Section 2.8. As of the Effective Time, if requested by Kmart prior to the Effective Time, Holdco shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Holdco Common Stock subject to such Kmart equity awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Kmart equity awards remain outstanding. With respect to those individuals who subsequent to the Kmart Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Holdco shall administer the Kmart Stock Plans assumed pursuant to this Section 2.8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Kmart Stock Plan complied with such rule prior to the Kmart Merger.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            3.1. Representations and Warranties of Sears. Except (x) with respect to any subsection of this Section 3.1, as set forth in the correspondingly identified subsection of the disclosure schedule delivered by Sears to Kmart concurrently herewith (the "Sears Disclosure Schedule") (it being understood by the parties that any information disclosed in one subsection of the Sears Disclosure Schedule shall be deemed to be disclosed for purposes of each other subsection of the Sears Disclosure Schedule to which the relevance of such information is reasonably apparent) or (y) as disclosed in the Sears SEC Documents (as defined below) filed with the SEC prior to the date hereof, Sears represents and warrants to Kmart as follows:

                  (a) Organization, Standing and Power. Each of Sears and its Significant Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and, if applicable, in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, in each case, other than as would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Sears. The Restated Certificate of Incorporation and By-laws of Sears, copies of which have been made available to Kmart, are true, complete and correct copies of such documents as in effect on the date hereof. As used in this Agreement:

                  (i) the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (A) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (B) at least a majority of the stock or other equity interests of which that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries;

                  (ii) a "Significant Subsidiary" means any Subsidiary of Sears or Kmart, as the case may be, that constitutes a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC");

                  (iii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect that is material in relation to the financial condition businesses or results of operations of such entity and its Subsidiaries taken as a whole; and

                  (iv) the term "material adverse effect" means, with respect to any entity, a material adverse effect on the financial condition, businesses or results of operations of such entity and its Subsidiaries taken as a whole; provided that, for purposes of this clause (iii) above and this clause (iv) the following shall not be deemed "material" or to have a "material adverse effect": any change or event caused by or resulting from (A) changes, after the date hereof, in prevailing economic or market conditions in the United States or elsewhere (except to the extent those changes have a materially disproportionate effect on such entity and its Subsidiaries relative to other similarly situated participants in the industries in which they operate), (B) changes or events, after the date hereof, affecting the industries in which they operate generally (except to the extent those changes or events have a materially disproportionate effect on such entity and its Subsidiaries relative to other similarly situated participants in the industries in which they operate), (C) changes, after the date hereof, in generally accepted accounting principles or requirements applicable to such entity and its Subsidiaries, (D) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity (as defined in Section 3.1(c)(iii)), (E) the execution, delivery and performance of this Agreement or the Support Agreement or the consummation of any transaction contemplated hereby or thereby or the announcement thereof, or (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located.

                  (b) Capital Structure. (i) The authorized capital stock of Sears consists of 1,000,000,000 shares of Sears Common Stock and 50,000,000 preferred shares, par value $1.00 per share (the "Sears Preferred Stock"), of which 3,250,000 shares of Sears Preferred Stock are designated 8.88% Preferred Shares and 7,187,500 shares of Sears Preferred Stock are designated Series A Mandatorily Exchangeable Preferred Shares. As of the close of business on October 30, 2004 (A) 430,615,224 shares of Sears Common Stock were issued (including shares held in treasury), 33,062,583 shares of Sears Common Stock were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to any plans of Sears under which any award, grant or other form of compensation issuable in the form of, or based in whole or in part on the value of, Sears Common Stock, has been conferred on any individual or entity (such stock options, units and other awards and plans, collectively, the "Sears Stock Plans"), and 223,800,540 shares of Sears Common Stock were held by Sears in its treasury or by its Subsidiaries; and (B) no shares of Sears Preferred Stock were outstanding or reserved for issuance. All outstanding shares of Sears Common Stock have been duly authorized and validly issued and are fully paid and, except as set forth in the NYBCL, non-assessable and are not subject to preemptive rights.

                  (ii) No bonds, debentures, notes or other indebtedness generally having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Sears are issued or outstanding.

                  (iii) Except for (A) this Agreement, (B) Sears Stock Options, Sears SARs and Other Sears Stock-Based Awards that represented, as of October 30, 2004, the right to acquire up to an aggregate of 31,998,113 shares of Sears Common Stock, and (C) agreements entered into and securities and other instruments issued after the date hereof as permitted by Section 4.1, there are no options, warrants, calls, rights, commitments or agreements of any character to which Sears or any Subsidiary of Sears is a party or by which it or any such Subsidiary is bound obligating Sears or any Subsidiary of Sears to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of Sears or of any Subsidiary of Sears or obligating Sears or any Subsidiary of Sears to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Sears or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Sears or any of its Subsidiaries, or (B) pursuant to which Sears or any of its Subsidiaries is or could be required to register shares of Sears Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), except any such contractual obligations entered into after the date hereof as permitted by Section 4.1.

                  (iv) Since October 30, 2004, except as permitted by Section 4.1, Sears has not (A) issued or permitted to be issued any shares of capital stock, stock appreciation rights or securities exercisable or exchangeable for or convertible into shares of capital stock of Sears or any of its Subsidiaries, other than pursuant to and as required by the terms of the Sears Stock Plans and any employee stock options and other awards issued under the Sears Stock Plans prior to the date hereof (or issued after the date hereof in compliance with Sections 4.1(c) and 4.1(k)); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Sears Subsidiaries, any shares of capital stock of Sears or any of its Subsidiaries; or (C) declared, set aside, made or paid to the stockholders of Sears dividends or other distributions on the outstanding shares of capital stock of Sears, other than regular quarterly cash dividends on the Sears Common Stock at an amount per share not in excess of the regular quarterly cash dividend most recently declared by Sears prior to the date hereof.

                  (v) The Sears employee stock purchase plan (A) will continue until the Closing Date, and no further purchase periods will commence thereafter, and (B) will be terminated by Sears immediately prior to and effective as of the Closing Date. The optional cash purchase (but not the dividend reinvestment) feature of any Sears dividend reinvestment and stock purchase plan will be terminated within 30 days of a written request by Kmart unless all such optional cash purchases are satisfied through open market purchases of Sears Common Stock and not through new issuances of Sears Common Stock by Sears.

                  (c) Authority. (i) Sears has all requisite corporate power and authority to enter into this Agreement and, subject in the case of the consummation of the Sears Merger to the adoption of this Agreement by the Required Sears Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sears, subject in the case of the consummation of the Sears Merger to the adoption of this Agreement by the Required Sears Vote. This Agreement has been duly executed and delivered by Sears and constitutes a valid and binding obligation of Sears, enforceable against Sears in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Restated Certificate of Incorporation or By-laws of Sears or equivalent governing documents of any Significant Subsidiary of Sears, or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Sears Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sears or any Subsidiary of Sears or their respective properties or assets, which Violation, individually or in the aggregate, would reasonably be expected to (x) have a material adverse effect on Sears or (y) prevent, materially delay or materially impede Sears's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or self-regulatory organization (a "Governmental Entity") is required by or with respect to Sears or any Subsidiary of Sears in connection with the execution and delivery of this Agreement by Sears or the consummation by Sears of the transactions contemplated hereby, the failure to make or obtain that, individually or in the aggregate, would reasonably be expected to (x) have a material adverse effect on Sears or (y) prevent, materially delay or materially impede Sears's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, except for (A) the filing with the SEC of (1) the Joint Proxy Statement/Prospectus and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) the filing of the Sears Certificate of

Merger with the applicable Governmental Entities required by the NYBCL, (C) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (D) such authorizations required pursuant the Competition Act (Canada) and the Investment Canada Act of 1985 (Canada) (collectively, the "Canadian Antitrust Laws" and, together with the HSR Act, the "Applicable Antitrust Laws").

                  (d) SEC Documents; Undisclosed Liabilities. (i) Sears has filed all required reports, schedules, registration statements and other documents with the SEC since December 29, 2002 (the "Sears SEC Documents"). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Sears SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Sears SEC Documents, and none of the Sears SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Sears included in the Sears SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Sears and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown. As of the date hereof, there are no outstanding written comments from the SEC with respect to any of the Sears SEC Documents.

                  (ii) Except for (A) those liabilities that are appropriately reflected or reserved for in the consolidated financial statements of Sears included in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004, as filed with the SEC prior to the date hereof, (B) liabilities incurred since October 2, 2004 in the ordinary course of business consistent with past practice, (C) liabilities that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Sears,
(D) liabilities incurred pursuant to the transactions contemplated by, or permitted by, this Agreement, and (E) liabilities or obligations discharged or paid in full prior to the date hereof in the ordinary course of business consistent with past practice, Sears and its Subsidiaries do not have, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are required to be reflected in Sears's financial statements in accordance with generally accepted accounting principles.

                  (e) Information Supplied. None of the information supplied or to be supplied by Sears for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement/Prospectus will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement relating to the Sears Stockholders Meeting will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. No representation or warranty is made by Sears with respect to statements made or incorporated by reference therein based on information supplied by Kmart for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

                  (f) Compliance with Applicable Laws and Reporting Requirements. (i) Sears and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the businesses of Sears and its Subsidiaries, taken as a whole (the "Sears Permits"), and Sears and its Subsidiaries are and have been in compliance with the terms of the Sears Permits and all applicable laws and regulations, except where the failure so to hold or comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Sears. The businesses of Sears and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance or regulation of any Governmental Entity (including the Sarbanes-Oxley Act of 2002), except for violations that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on Sears. To the knowledge of Sears, no investigation by any Governmental Entity with respect to Sears or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Sears.

                  (ii) Sears and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Sears (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Sears in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to Sears's management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to Sears's auditors and the audit committee of Sears's Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Sears's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Sears's internal controls over financial reporting. Sears has made available to Kmart a summary of any such disclosure made by management to Sears's auditors and audit committee since January 1, 2002.

                  (g) Legal Proceedings. There is no claim, suit, action, investigation or other demand or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Sears, threatened, against or affecting Sears or any Subsidiary of Sears that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on

Sears, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Sears or any Subsidiary of Sears having or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Sears or on Holdco after the Effective Time. No claim, suit, action, investigation, demand or proceeding alleging that Sears or any of its Subsidiaries is liable for asbestos-related matters, individually or in the aggregate, has, and none of them would reasonably be likely to have, a material adverse effect on Sears.

                  (h) Taxes. Sears and each of its Subsidiaries have filed all material tax returns required to be filed by any of them and have paid (or Sears has paid on their behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Sears SEC Documents reflect an adequate reserve, in accordance with generally accepted accounting principles, for all taxes payable by Sears and its Subsidiaries accrued through the date of such financial statements. No material deficiencies or other claims for any taxes have been proposed, asserted or assessed against Sears or any of its Subsidiaries that are not adequately reserved for. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall mean (i) all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii). Neither Sears nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code.

                  (i) Certain Agreements. Except for this Agreement, neither Sears nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors or executive officers, or with any consultants that are natural persons, involving the payment of $2.0 million or more per annum, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) that limits the ability of Sears or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, or that requires referrals of business and, in each case, which limitation or requirement would reasonably be expected to be material to Sears and its Subsidiaries taken as a whole, (iv) in the case of a Sears Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (v) that would prevent, materially delay or materially impede the consummation of any of the transactions contemplated by this Agreement. All contracts, arrangements, commitments or understandings of the type described in this Section 3.1(i) (collectively referred to herein as the "Sears Contracts") are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Sears. Neither Sears nor any of its Subsidiaries has, and to the knowledge of Sears, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Sears Contract, except in each case for those violations and defaults that, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Sears.

                  (j) Benefit Plans. (i) With respect to each employee benefit plan (including any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of ERISA Section 3(37)) and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not (all the foregoing being herein called "Benefit Plans"), under which any employee or former employee of Sears or any of its Subsidiaries has any present or future right to benefits, maintained or contributed to by Sears or any of its Subsidiaries or under which Sears or any of its Subsidiaries has any present or future liability (the "Sears Benefit Plans"), Sears has made available to Kmart a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, if any, (B) such Sears Benefit Plan, (C) each trust agreement relating to such Sears Benefit Plan, if any, (D) the most recent summary plan description for each Sears Benefit Plan for which a summary plan description is required by ERISA, (E) the most recent actuarial report or valuation relating to a Sears Benefit Plan subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any Sears Benefit Plan qualified under Section 401(a) of the Code, if any.

                  (ii) With respect to the Sears Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Sears, there exists no condition or set of circumstances, in connection with which Sears or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have a material adverse effect on Sears under ERISA, the Code or any other applicable law.

                  (iii) True and complete copies of the Sears Stock Plans as in effect on the date hereof have been provided or made available to Kmart.

                  (iv) No Sears Benefit Plan or Sears Stock Plan exists that could result in the payment to any present or former employee of Sears or any Subsidiary of Sears of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Sears or any Subsidiary of Sears, in each case, as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

                  (k) Subsidiaries. Exhibit 21 to Sears's Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed with the SEC prior to the date hereof includes all the Subsidiaries of Sears that are Significant Subsidiaries. All of the shares of capital stock of each of the Subsidiaries held by Sears or by another Subsidiary of Sears are fully paid and nonassessable and are owned by Sears or a Subsidiary of Sears free and clear of any claim, lien or encumbrance.

                  (l) Absence of Certain Changes or Events. Except as disclosed in the Sears SEC Documents filed prior to the date hereof (or, in the case of actions taken after the date hereof, except as permitted by Section 4.1), since October 2, 2004, (i) Sears and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and (ii) there has not been any change, circumstance or event (including any event involving a prospective change) that has had, or would reasonably be expected to have, a material adverse effect on Sears.

                  (m) Board Approval. The Board of Directors of Sears, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held (the "Sears Board Approval"), has (i) adopted this Agreement, and (ii) recommended that the stockholders of Sears adopt this Agreement and directed that such matter be submitted for consideration by Sears stockholders at the Sears Stockholders Meeting (as defined in Section 5.1(b)). The Sears Board Approval constitutes approval of this Agreement and the Sears Merger for purposes of Section 912 of the NYBCL such that no other action or approval of the Board of Directors or any person is needed to exempt this Agreement, the Support Agreement, the Sears Merger or the other transactions contemplated hereby from the restrictions of Section 912 of the NYBCL and of any other transaction effected by Kmart or any of its affiliates for purposes of Section 912 of the NYBCL. To the knowledge of Sears, except for Section 912 of the NYBCL (which has been rendered inapplicable), no "moratorium," "control share," "fair price" or other anti-takeover law or regulation is applicable to this Agreement, the Sears Merger, or the other transactions contemplated hereby.

                  (n) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Sears Common Stock to adopt this Agreement (the "Required Sears Vote") is the only vote of the holders of any class or series of Sears capital stock necessary to adopt this Agreement.

                  (o) Properties. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Sears, Sears or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Sears SEC Documents as being owned by Sears or one of its Subsidiaries or acquired after the date thereof that are material to Sears's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except (A) statutory liens securing payments not yet due, (B) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (C) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of Sears (such liens, imperfections and irregularities in clauses (A),(B) and (C), "Sears Permitted Liens"), and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Sears SEC Documents or acquired after the date thereof that are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Sears's knowledge, the lessor.

                  (p) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Sears, (i) Sears or its Subsidiaries own free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever other than Sears Permitted Liens or have a valid license to use all material patents, inventions, copyrights, software, trademarks, service marks, domain names, trade names and other intellectual property (including any registrations or applications for registration of any of the foregoing) (collectively, the "Sears Intellectual Property") necessary to carry on their business as currently conducted, (ii) the Sears Intellectual Property does not infringe, imitate, misappropriate, dilute, violate or otherwise derogate or make unauthorized use of ("Infringe") the intellectual property rights of third parties and is not being Infringed by any third parties, (iii) to the knowledge of Sears, no facts or circumstances exist that would affect the validity, substance or existence of, or Sears's rights in, the Sears Intellectual Property, (iv) Sears and its Subsidiaries have taken reasonable actions to protect and maintain the Sears Intellectual Property, including Sears Intellectual Property that is confidential in nature, and (v) there are no claims, suits or other actions, and to the knowledge of Sears, no claim, suit or other action is threatened, that seek to limit or challenge the validity, enforceability, ownership, or right to use, sell or license the Sears Intellectual Property, nor does Sears know of any valid basis therefor.

                  (q) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Sears, (i) Sears and its Subsidiaries hold, and are currently, and have been for the last five years, in continuous compliance with all applicable permits, licenses, registrations and other governmental authorizations required under all foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health, natural resources or the environment ("Environmental Laws") for Sears to conduct its operations ("Environmental Permits"), and are currently, and have been for the last five years, otherwise in continuous compliance with all applicable Environmental Laws and, to the knowledge of Sears, there is no condition that would reasonably be expected to violate applicable Environmental Laws or applicable Environmental Permits in the future, (ii) to Sears's knowledge, Sears and its Subsidiaries have not received any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging any violation of, or any actual or potential liability under, any Environmental Laws (an "Environmental Claim"), and Sears has no knowledge of any pending or threatened Environmental Claim,
(iii) no hazardous, dangerous or toxic substance, including petroleum (including crude oil or any fraction thereof), asbestos and asbestos-containing materials, polychlorinated biphenyls, radon, fungus, mold, urea-formaldehyde insulation and any other material that is regulated pursuant to any Environmental Laws or that would reasonably be expected to result in liability under any Environmental Laws have been generated, transported, treated, stored, installed, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by Sears or its Subsidiaries, in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability to Sears or its Subsidiaries under or relating to, any Environmental Laws, and (iv) Sears and its Subsidiaries have not assumed, contractually or by operation of law, any liabilities or obligations under or relating to any Environmental Laws.

                  (r) Labor and Employment Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Sears, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of Sears, threatened against Sears or any of its Subsidiaries, (ii) no union organizing campaign with respect to the employees of Sears or its Subsidiaries is underway or, to Sears's knowledge, threatened, (iii) there is no unfair labor practice charge or complaint against Sears or its Subsidiaries pending or, to the knowledge of Sears, threatened before the National Labor Relations Board or any similar state or foreign agency, (iv) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure, and (v) no charges with respect to or relating to Sears or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices.

                  (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person except Morgan Stanley & Co. Incorporated ("Morgan Stanley") is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement. Sears has disclosed to Kmart all material terms of the engagement of Morgan Stanley.

                  (t) Opinion of Sears Financial Advisor. Sears has received the opinion of Morgan Stanley, dated the date hereof, to the effect that the Sears Consideration is fair, from a financial point of view, to Sears and the holders of Sears Common Stock.

            3.2. Representations and Warranties of Kmart. Except (x) with respect to any subsection of this Section 3.2, as set forth in the correspondingly identified subsection of the disclosure schedule delivered by Kmart to Sears concurrently herewith (the "Kmart Disclosure Schedule") (it being understood by the parties that any information disclosed in one subsection of the Sears Disclosure Schedule shall be deemed to be disclosed for purposes of each other subsection of the Sears Disclosure Schedule to which the relevance of such information is reasonably apparent), or (y) as disclosed in the Kmart SEC Documents (as defined below) filed with the SEC prior to the date hereof, Kmart represents and warrants to Sears as follows:

                  (a) Organization, Standing and Power. Each of Kmart and the Significant Subsidiaries of Kmart is a corporation or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and, if applicable, in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, in each case, other than as would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Kmart. The Amended and Restated Certificate of Incorporation and By-laws of Kmart, copies of which have been made available to Sears, are true, complete and correct copies of such documents as in effect on the date hereof. Each of Holdco and the Merger Subs shall be, as of the Closing, a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation.

                  (b) Capital Structure. (i) The authorized capital stock of Kmart consists of 500,000,000 shares of Kmart Common Stock, and 20,000,000 shares of preferred stock, par value $0.01 per share ("Kmart Preferred Stock"). As of the close of business on November 16, 2004, (A) 89,677,509 shares of Kmart Common Stock were issued (including shares held in treasury), 1,318,321 shares of Kmart Common Stock were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to any plans of Kmart under which any award, grant or other form of compensation issuable in the form of, or based in whole or in part on the value of, Kmart Common Stock has been conferred on any individual or entity (such stock options, units and other awards and plans, collectively, the "Kmart Stock Plans"), and 499,506 shares of Kmart Common Stock were held by Kmart in its treasury or by its Subsidiaries; and (B) no shares of Kmart Preferred Stock were outstanding or reserved for issuance. All outstanding shares of Kmart Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights. The shares of Holdco Common Stock to be issued pursuant to or as specifically contemplated by this Agreement (including as contemplated by Sections 2.7 and 2.8 hereof) will have been duly authorized as of the Effective Time and, if and when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights.

                  (ii) No Voting Debt of Kmart is issued or outstanding.

                  (iii) Except for (A) this Agreement, (B) Kmart Stock Options and Other Kmart Stock-Based Awards that represented, as of November 16, 2004, the right to acquire up to an aggregate of 1,318,321 shares of Kmart Common Stock, and (C) agreements entered into and securities and other instruments issued after the date hereof as permitted by Section 4.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which Kmart or any Subsidiary of Kmart is a party or by which it or any such Subsidiary is bound obligating Kmart or any Subsidiary of Kmart to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of Kmart or of any Subsidiary of Kmart or obligating Kmart or any Subsidiary of Kmart to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Kmart or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Kmart or any of its Subsidiaries or (B) pursuant to which Kmart or any of its Subsidiaries is or could be required to register shares of Kmart Common Stock or other securities under the Securities Act, except any such contractual obligations entered into after the date hereof as permitted by
Section 4.2.

                  (iv) Since November 16, 2004, except as permitted by Section 4.2, Kmart has not (A) issued or permitted to be issued any shares of capital stock, stock appreciation rights or securities exercisable or exchangeable for or convertible into shares of capital stock, of Kmart or any of its Subsidiaries, other than pursuant to and as required by the terms of the Kmart Stock Plans and any employee stock options and other awards issued under the Kmart Stock Plans prior to the date hereof (or issued after the date hereof in compliance with Sections 4.2(c) and 4.2(k)); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Kmart Subsidiaries, any shares of capital stock of Kmart or any of its Subsidiaries; or (C) declared, set aside, made or paid to the stockholders of Kmart dividends or other distributions on the outstanding shares of capital stock of Kmart.

                  (c) Authority. (i) Kmart has all requisite corporate power and authority to enter into this Agreement and, except for the adoption of this Agreement by the Required Kmart Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kmart, except for the adoption of this Agreement by the Required Kmart Vote. This Agreement has been duly executed and delivered by Kmart and constitutes a valid and binding obligation of Kmart, enforceable against Kmart in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) result in any Violation pursuant to any provision of the Amended and Restated Certificate of Incorporation or By-laws of Kmart or equivalent governing documents of any Significant Subsidiary of Kmart, or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Kmart Benefit Plan (as defined in Section 3.2(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kmart or any Subsidiary of Kmart or their respective properties or assets which Violation, individually or in the aggregate, would reasonably be expected to (x) have a material adverse effect on Kmart or (y) prevent, materially delay or materially impede Kmart's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Kmart or any Subsidiary of Kmart in connection with the execution and delivery of this Agreement by Kmart or the consummation by Kmart of the transactions contemplated hereby, the failure to make or obtain that, individually or in the aggregate, would reasonably be expected to (x) have a material adverse effect on Kmart or (y) prevent, materially delay or materially impede Kmart's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, except for (A) the filing with the SEC of the Joint Proxy Statement/Prospectus, the Form S-4 and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (C) the filing of the Kmart Certificate of Merger with the Secretary of State of the State of Delaware, (D) the listing of the Holdco Common Stock on Nasdaq or New York Stock Exchange, Inc. (the "NYSE") (as to be agreed by the parties), and (E) notices, filings and other authorizations under the Applicable Antitrust Laws.

                  (d) SEC Documents; Undisclosed Liabilities. (i) Kmart has filed all required reports, schedules, registration statements and other documents with the SEC since May 6, 2003 (the "Kmart SEC Documents"). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Kmart SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Kmart SEC Documents, and none of the Kmart SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Kmart included in the Kmart SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Kmart and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown. As of the date hereof, there are no outstanding written comments from the SEC with respect to any of the Kmart SEC Documents.

                  (ii) Except for (A) those liabilities that are appropriately reflected or reserved for in the consolidated financial statements of Kmart included in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2004, as filed with the SEC prior to the date hereof, (B) liabilities incurred since July 28, 2004 in the ordinary course of business consistent with past practice, (C) liabilities that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Kmart, (D) liabilities incurred pursuant to the transactions contemplated by, or permitted by, this Agreement, and (E) liabilities or obligations discharged or paid in full prior to the date hereof in the ordinary course of business consistent with past practice, Kmart and its Subsidiaries do not have, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are required to be reflected in Kmart's financial statements in accordance with generally accepted accounting principles.

                  (e) Information Supplied. None of the information supplied or to be supplied by Kmart for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus (other than the Proxy Statement relating to the Sears Stockholders Meeting) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Form S-4 will comply as to form in all material respects with the requirements of the Securities

Act and the rules and regulations of the SEC thereunder. No representation or warranty is made by Kmart with respect to statements made or incorporated by reference therein based on information supplied by Sears for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or Form S-4.

                  (f) Compliance with Applicable Laws and Reporting Requirements. (i) Kmart and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the businesses of Kmart and its Subsidiaries, taken as a whole (the "Kmart Permits"), and Kmart and its Subsidiaries are and have been in compliance with the terms of the Kmart Permits and all applicable laws and regulations, except where the failure so to hold or comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Kmart. The businesses of Kmart and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance or regulation of any Governmental Entity (including the Sarbanes-Oxley Act of 2002), except for violations that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on Kmart. To the knowledge of Kmart, no investigation by any Governmental Entity with respect to Kmart or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Kmart.

                  (ii) Kmart and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Kmart (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Kmart in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to Kmart's management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to Kmart's auditors and the audit committee of Kmart's Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Kmart's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Kmart's internal controls over financial reporting. Kmart has made available to Sears a summary of any such disclosure made by management to Kmart's auditors and audit committee since January 1, 2002.

                  (g) Legal Proceedings. There is no claim, suit, action, investigation or other demand or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Kmart, threatened, against or affecting Kmart or any Subsidiary of Kmart that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Kmart, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Kmart or any Subsidiary of Kmart having, or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on

Kmart or on Holdco after the Effective Time. No claim, suit, action, investigation, demand or proceeding alleging that Kmart or any of its Subsidiaries is liable for asbestos-related matters, individually or in the aggregate, has, and none of them would reasonably be likely to have, a material adverse effect on Kmart.

                  (h) Taxes. Kmart and each of its Subsidiaries have filed all material tax returns required to be filed by any of them and have paid (or Kmart has paid on their behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Kmart SEC Documents reflect an adequate reserve, in accordance with generally accepted accounting principles, for all taxes payable by Kmart and its Subsidiaries accrued through the date of such financial statements. No material deficiencies or other claims for any taxes have been proposed, asserted or assessed against Kmart or any of its Subsidiaries that are not adequately reserved for. Neither Kmart nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code or the Kmart Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (i) Certain Agreements. Except for this Agreement, neither Kmart nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors or executive officers, or with any consultants that are natural persons, involving the payment of $2.0 million or more per annum, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) that limits the ability of Kmart or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, or that requires referrals of business and, in each case, which limitation or requirement would reasonably be expected to be material to Kmart and its Subsidiaries taken as a whole, (iv) in the case of a Kmart Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (v) that would prevent, materially delay or materially impede the consummation of any of the transactions contemplated by this Agreement. All contracts, arrangements, commitments or understandings of the type described in this Section 3.2(i) (collectively referred to herein as "Kmart Contracts") are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Kmart. Neither Kmart nor any of its Subsidiaries has, and to the knowledge of Kmart, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Kmart Contract, except in each case for those violations and defaults that, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Kmart.

                  (j) Benefit Plans. (i) With respect to each Benefit Plan, under which any employee or former employee of Kmart or any of its Subsidiaries has any present or future right to benefits, maintained or contributed to by Kmart or any of its Subsidiaries or under which


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
Kmart or any of its Subsidiaries has any present or future liability (the "Kmart Benefit Plans"), Kmart has made available to Sears a true and correct copy of
(A) the most recent annual report (Form 5500) filed with the IRS, if any, (B) such Kmart Benefit Plan, (C) each trust agreement relating to such Kmart Benefit Plan, if any, (D) the most recent summary plan description for each Kmart Benefit Plan for which a summary plan description is required by ERISA, (E) the most recent actuarial report or valuation relating to a Kmart Benefit Plan subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any Kmart Benefit Plan qualified under Section 401(a) of the Code, if any.

                  (ii) With respect to the Kmart Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Kmart, there exists no condition or set of circumstances in connection with which Kmart or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have a material adverse effect on Kmart under ERISA, the Code or any other applicable law.

                  (iii) True and complete copies of the Kmart Stock Plans as in effect on the date hereof have been provided or made available to Sears.

                  (iv) No Kmart Benefit Plan or Kmart Stock Plan exists that could result in the payment to any present or former employee of Kmart or any Subsidiary of Kmart of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Kmart or any Subsidiary of Kmart, in each case, as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

                  (k) Subsidiaries. Exhibit 21 to Kmart's Annual Report on Form 10-K for the fiscal year ended January 28, 2004 filed with the SEC prior to the date hereof includes all the Subsidiaries of Kmart that are Significant Subsidiaries. All of the shares of capital stock of each of the Subsidiaries held by Kmart or by another Subsidiary of Kmart are fully paid and nonassessable and are owned by Kmart or a Subsidiary of Kmart free and clear of any claim, lien or encumbrance.

                  (l) Absence of Certain Changes or Events. Except as disclosed in the Kmart SEC Documents filed prior to the date hereof (or, in the case of actions taken after the date hereof, except as permitted by Section 4.2), since July 28, 2004, (i) Kmart and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and (ii) there has not been any change, circumstance or event (including any event involving a prospective change) that has had, or would reasonably be expected to have, a material adverse effect on Kmart.

                  (m) Board Approval. The Board of Directors of Kmart, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held (the "Kmart Board Approval"), has (i) approved this Agreement and declared it to be advisable, and (ii) recommended that the stockholders of Kmart adopt this Agreement and directed that such matter be submitted for consideration by Kmart stockholders at the Kmart Stockholders Meeting (as defined in Section 5.1(c)). To the knowledge of Kmart, no "moratorium," "control share," "fair price" or other anti-takeover law or regulation is applicable to this Agreement, the Kmart Merger or the other transactions contemplated hereby.

                  (n) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Kmart Common Stock to adopt this Agreement (the "Required Kmart Vote" and, together with the Required Sears Vote, the "Required Stockholder Votes") is the only vote of the holders of any class or series of Kmart capital stock necessary to adopt this Agreement and to approve the transactions contemplated hereby (including the Kmart Merger).

                  (o) Properties. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Kmart, Kmart or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Kmart SEC Documents as being owned by Kmart or one of its Subsidiaries or acquired after the date thereof that are material to Kmart's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except (A) statutory liens securing payments not yet due,(B) such imperfections or irregularities of title, claims, liens, charges, security interests, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (C) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of Kmart (such liens, imperfections and irregularities in clauses (A),(B) and (C), "Kmart Permitted Liens"), and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Kmart SEC Documents or acquired after the date thereof that are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Kmart's knowledge, the lessor.

                  (p) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Kmart, (i) Kmart or its Subsidiaries own free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever other than Kmart Permitted Liens or have a valid license to use all material patents, inventions, copyrights, software, trademarks, service marks, domain names, trade names and other intellectual property (including any registrations or applications for registration of any of the foregoing) (collectively, the "Kmart Intellectual Property") necessary to carry on their business as currently conducted, (ii) the Kmart Intellectual Property does not Infringe the intellectual property rights of third parties and is not being Infringed by any third parties, (iii) to the knowledge of Kmart, no facts or circumstances exist that would affect the validity, substance or existence of, or Kmart's rights in, the Kmart Intellectual Property, (iv) Kmart and its Subsidiaries have taken reasonable actions to protect and maintain the Kmart Intellectual Property, including Kmart Intellectual Property that is confidential in nature, and (v) there are no claims, suits or other actions, and to the knowledge of Kmart, no claim, suit or other action is threatened, that seek to limit or challenge the validity, enforceability, ownership, or right to use, sell or license the Kmart Intellectual Property, nor does Kmart know of any valid basis therefor.

                  (q) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Kmart, (i) Kmart and its Subsidiaries hold, and are currently, and have been for the last five years, in continuous compliance with all applicable Environmental Permits, and are currently, and have been for the last five years, otherwise in continuous compliance with all applicable Environmental Laws and, to the knowledge of Kmart, there is no condition that would reasonably be expected to violate applicable Environmental Laws or applicable Environmental Permits in the future, (ii) to Kmart's knowledge, Kmart and its Subsidiaries have not received any Environmental Claim, and Kmart has no knowledge of any pending or threatened Environmental Claim, (iii) no hazardous, dangerous or toxic substance, including petroleum (including crude oil or any fraction thereof), asbestos and asbestos-containing materials, polychlorinated biphenyls, radon, fungus, mold, urea-formaldehyde insulation and any other material that is regulated pursuant to any Environmental Laws or that would reasonably be expected to result in liability under any Environmental Laws have been generated, transported, treated, stored, installed, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by Kmart or its Subsidiaries, in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability to Kmart or its Subsidiaries under or relating to, any Environmental Laws, and (iv) Kmart and its Subsidiaries have not assumed, contractually or by operation of law, any liabilities or obligations under or relating to any Environmental Laws.

                  (r) Labor and Employment Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Kmart, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of Kmart, threatened against Kmart or any of its Subsidiaries, (ii) no union organizing campaign with respect to the employees of Kmart or its Subsidiaries is underway or, to Kmart's knowledge, threatened, (iii) there is no unfair labor practice charge or complaint against Kmart or its Subsidiaries pending or, to the knowledge of Kmart, threatened before the National Labor Relations Board or any similar state or foreign agency, (iv) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure, and (v) no charges with respect to or relating to Kmart or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices.

                  (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person except Lehman Brothers Inc. ("Lehman Brothers") is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement. Kmart has disclosed to Sears all material terms of the engagement of Lehman Brothers.

                  (t) Opinion of Kmart Financial Advisor. Kmart has received the opinion of Lehman Brothers, dated the date hereof, to the effect that the Merger Consideration is fair, from a financial point of view, to Kmart.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            4.1. Covenants of Sears. During the period from the date hereof and continuing until the Effective Time, Sears agrees as to itself and its Subsidiaries that, except as expressly contemplated or permitted by this Agreement or to the extent that Kmart shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

                  (a) Ordinary Course. Sears and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities and preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Sears shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' operating policies in any respect that is material to Sears, except as required by law or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice and in any event not in excess of the amount set forth in Section 4.1(a) of the Sears Disclosure Schedule, in the aggregate, or (iv) enter into any agreement that would constitute a Sears Contract had such agreement been in effect on the date hereof or terminate or make any material change to any Sears Contract, except in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Stock. Sears shall not, nor shall it permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends on the Sears Common Stock at an amount per share not in excess of the regular quarterly cash dividend most recently declared prior to the date hereof with usual record and payment dates for such dividends in accordance with Sears's past dividend practice, and (B) for dividends by a wholly-owned Subsidiary of Sears, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock (except for any split, combination or reclassification of capital stock of a wholly-owned Subsidiary of Sears or any issuance or authorization or proposal to issue or authorize any securities of a wholly-owned Subsidiary of Sears to Sears or another wholly-owned Subsidiary of Sears) or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for any wholly-owned Subsidiary of Sears.

                  (c) Issuance of Securities. Sears shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt, any stock appreciation rights, or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Sears Common Stock required to be issued upon the exercise or settlement of Sears Stock Options, Sears Stock Appreciation Rights or other equity rights or obligations under the Sears Stock Plans or Sears Benefit Plans outstanding on the date hereof in accordance with the terms of the applicable Sears Stock Plan or Sears Benefit Plan in effect on the date hereof, or (ii) issuances by a wholly-owned Subsidiary of its capital stock to its parent or to another wholly-owned Subsidiary of Sears.

                  (d) Governing Documents, Etc. Sears shall not amend or propose to amend its Restated Certificate of Incorporation or By-laws or, except as permitted pursuant to Section 4.1(e) or (f), enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly-owned Subsidiary of Sears.

                  (e) No Acquisitions. Other than acquisitions (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) and other business combinations (collectively, "Acquisitions") that
(i) would not reasonably be expected to materially delay, impede or affect the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby, (ii) are Acquisitions of inventory in the ordinary course of business consistent with past practice, and (iii) for which the fair market value of the total consideration paid by Sears and its Subsidiaries in such Acquisitions does not exceed in the aggregate the amount set forth in Section 4.1(e) of the Sears Disclosure Schedule, Sears shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material to Sears; provided, however, that the foregoing shall not prohibit (A) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any material delay in the receipt of any Requisite Regulatory Approval or (B) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries that would not reasonably be expected to materially delay, impede or affect the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby,
(ii) dispositions referred to in Sears SEC Documents filed prior to the date hereof or as disclosed in the Sears Disclosure Schedule, (iii) are dispositions of inventory in the ordinary course of business consistent with past practice, and (iv) other dispositions of assets (including Subsidiaries) if the book value thereof does not exceed in the aggregate the amount set forth in Section 4.1(f) of the Sears Disclosure Schedule, Sears shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries and indebtedness of others held by Sears and its Subsidiaries) that are material, individually or in the aggregate, to Sears.

                  (g) Indebtedness. Sears shall not, and shall not permit any of its Subsidiaries to, incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Sears or any of its Subsidiaries or guarantee any long-term debt securities of others, other than (i) in replacement of existing or maturing debt, (ii) indebtedness of any Subsidiary of Sears to Sears or to another Subsidiary of Sears, or (iii) indebtedness that does not exceed in the aggregate the amount set forth in Section 4.1(g) of the Sears Disclosure Schedule.

                  (h) Other Actions. Sears shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that would, or would reasonably be expected (unless such action is required by applicable law) to adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals without taking any action of the type referred to in
Section 5.3(b)(i).

                  (i) Accounting Methods; Tax Matters. Except as disclosed in any Sears SEC Document filed prior to the date hereof, Sears shall not change its methods of accounting in effect at January 3, 2004, except as required by changes in generally accepted accounting principles as concurred in by Sears's independent auditors. Sears shall not (i) change its annual tax accounting period and (ii) make any tax election that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Sears or Holdco after the Effective Time.

                  (j) Tax-Free Qualification. Sears shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, that would reasonably be expected to prevent or impede the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code.

                  (k) Compensation and Benefit Plans. Sears shall not and shall not permit its Subsidiaries to, except as set forth in Section 4.1(k) of the Sears Disclosure Schedule: (i) other than in the ordinary course of business consistent with past practice with respect to employees (but not directors of Sears or officers of Sears or any Significant Subsidiary thereof), enter into, adopt, amend (except for such amendments as may be required by law) or terminate any Sears Benefit Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Sears or a Subsidiary of Sears and one or more of its directors, officers or employees, (ii) except as required by any plan or arrangement as in effect as of the date hereof and except for, with respect to employees (but not directors of Sears or officers of Sears or any Significant Subsidiary thereof), normal payments, awards and increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any contract, plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iv) provide, with respect to the grant of any stock option, restricted stock, restricted stock unit or other equity-related award on or after the date hereof to the extent permitted by
Section 4.1(c), that the vesting of any such stock option, restricted stock, restricted stock unit or other equity-related award or any Sears Benefit Plan shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by this Agreement.

                  (l) No Liquidation. Sears shall not, and shall not permit any of its Significant Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

                  (m) Litigation. Sears shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material litigation other than settlements or compromises of litigation where the amount paid (less the amount reserved for such matters by Sears and any insurance coverage applicable thereto) in settlement or compromise, in each case, does not exceed an amount set forth in Section 4.1(m) of the Sears Disclosure Schedule.

                  (n) No Restrictions on Business. Sears shall not, and shall not permit any of its Subsidiaries to, enter into or otherwise become party to any contract, arrangement, commitment or understanding that will restrict or limit, in any material respect, the ability of Holdco, Sears or Kmart or any of their respective Subsidiaries from conducting, from and after the Closing, any of their businesses in any geographical area, other than any contract, arrangement, commitment or understanding terminable in full (including the restrictions and limitations on conduct of business) on notice of not more than 45 days by Holdco or a Subsidiary thereof without the incurrence of any liability (including an incurrence of an obligation to make any payment of any amount in respect of such termination).

                  (o) Other Agreements. Sears shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

            4.2. Covenants of Kmart. During the period from the date hereof and continuing until the Effective Time, Kmart agrees as to itself and its Subsidiaries that, except as expressly contemplated or permitted by this Agreement or to the extent that Sears shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

                  (a) Ordinary Course. Kmart and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities and preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Kmart shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' operating policies in any respect that is material to Kmart, except as required by law or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice and in any event not in excess of the amount set forth in Section 4.2(a) of the Kmart Disclosure Schedule, in the aggregate, or (iv) enter into any agreement that would constitute a Kmart Contract had such agreement been in effect on the date hereof or terminate or make any material change to any Kmart Contract, except in the ordinary course of business consistent with past practice.

                  (b) Dividends; Changes in Stock. Kmart shall not, nor shall it permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a wholly-owned Subsidiary of Kmart, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock (except for any split, combination or reclassification of capital stock of a wholly-owned Subsidiary of Kmart or any issuance or authorization or proposal to issue or authorize any securities of a wholly-owned Subsidiary of Kmart to Kmart or another wholly-owned Subsidiary of Kmart) or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for any wholly-owned Subsidiary of Kmart.

                  (c) Issuance of Securities. Kmart shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Kmart Common Stock required to be issued upon the exercise or settlement of Kmart Stock Options or other equity rights or obligations under the Kmart Stock Plans or Kmart Benefit Plans outstanding on the date hereof in accordance with the terms of the applicable Kmart Stock Plan or Kmart Benefit Plan in effect on the date hereof, or (ii) issuances by a wholly-owned Subsidiary of its capital stock to its parent or to another wholly-owned Subsidiary of Kmart.

                  (d) Governing Documents. Kmart shall not amend or propose to amend its Amended and Restated Certificate of Incorporation or By-laws or, except as permitted pursuant to Section 4.2(e) or 4.2(f), enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly-owned Subsidiary of Kmart.

                  (e) No Acquisitions. Other than Acquisitions that (i) would not reasonably be expected to materially delay, impede or affect the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby, (ii) are Acquisitions of inventory in the ordinary course of business consistent with past practice, and (iii) for which the fair market value of the total consideration paid by Kmart and its Subsidiaries in such Acquisitions does not exceed in the aggregate the amount set forth in Section 4.2(e) of the Kmart Disclosure Schedule, Kmart shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material to Kmart; provided, however, that the foregoing shall not prohibit (A) internal reorganizations or consolidations involving existing Subsidiaries that would not present a material risk of any material delay in the receipt of any Requisite Regulatory Approval or (B) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

                  (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries that would not reasonably be expected to materially delay, impede or affect the consummation of the transactions contemplated by this Agreement in the manner contemplated hereby,
(ii) dispositions referred to in Kmart SEC Documents filed prior to the date hereof or as disclosed in the Kmart Disclosure Schedule, (iii) are dispositions of inventory in the ordinary course of business consistent with past practice, and (iv) other dispositions of assets (including Subsidiaries) if the book value thereof does not exceed in the aggregate the amount set forth in Section 4.2(f) of the Kmart Disclosure Schedule, Kmart shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries and indebtedness of others held by Kmart and its Subsidiaries) that are material, individually or in the aggregate, to Kmart.

                  (g) Indebtedness. Kmart shall not, and shall not permit any of its Subsidiaries to, incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Kmart or any of its Subsidiaries or guarantee any long-term debt securities of others, other than (i) in replacement of existing or maturing debt, (ii) indebtedness of any Subsidiary of Kmart to Kmart or to another Subsidiary of Kmart, or (iii) indebtedness that does not exceed in the aggregate the amount set forth in Section 4.2(g) of the Kmart Disclosure Schedule.

                  (h) Other Actions. Kmart shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that would, or would reasonably be expected (unless such action is required by applicable law) to adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals without taking any action of the type referred to in
Section 5.3(b)(i).

                  (i) Accounting Methods; Tax Matters. Except as disclosed in any Kmart SEC Document filed prior to the date hereof, Kmart shall not change its methods of accounting in effect at January 28, 2004, except as required by changes in generally accepted accounting principles as concurred in by Kmart's independent auditors. Kmart shall not (i) change its annual tax accounting period and (ii) make any tax election that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Kmart or Holdco after the Effective Time.

                  (j) Tax-Free Qualification. Kmart shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, that would reasonably be expected to prevent or impede the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, from qualifying as a transaction described in Section 351 of the Code or the

Kmart Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (k) Compensation and Benefit Plans. Kmart shall not and shall not permit its Subsidiaries to, except as set forth in Section 4.2(k) of the Kmart Disclosure Schedule: (i) other than in the ordinary course of business consistent with past practice with respect to employees (but not directors of Kmart or officers of Kmart or any Significant Subsidiary thereof), enter into, adopt, amend (except for such amendments as may be required by law) or terminate any Kmart Benefit Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Kmart or a Subsidiary of Kmart and one or more of its directors, officers or employees, (ii) except as required by any plan or arrangement as in effect as of the date hereof and except for, with respect to employees (but not directors of Kmart or officers of Kmart or any Significant Subsidiary thereof), normal payments, awards and increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any contract, plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iv) provide, with respect to the grant of any stock option, restricted stock, restricted stock unit or other equity-related award on or after the date hereof to the extent permitted by
Section 4.2(c), that the vesting of any such stock option, restricted stock, restricted stock unit or other equity-related award or any Kmart Benefit Plan shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by this Agreement.

                  (l) No Liquidation. Kmart shall not, and shall not permit any of its Significant Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

                  (m) Litigation. Kmart shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material litigation other than settlements or compromises of litigation where the amount paid (less the amount reserved for such matters by Kmart and any insurance coverage applicable thereto) in settlement or compromise, in each case, does not exceed an amount set forth in Section 4.2(m) of the Kmart Disclosure Schedule.

                  (n) No Restrictions on Business. Kmart shall not, and shall not permit any of its Subsidiaries to, enter into or otherwise become party to any contract, arrangement, commitment or understanding that will restrict or limit, in any material respect, the ability of Holdco, Kmart or Sears or any of their respective Subsidiaries from conducting, from and after the Closing, any of their businesses in any geographical area, other than any contract, arrangement, commitment or understanding terminable in full (including the restrictions and limitations on conduct of business) on notice of not more than 45 days by Holdco or a Subsidiary thereof without the incurrence of any liability (including an incurrence of an obligation to make any payment of any amount in respect of such termination).

                  (o) Other Agreements. Kmart shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.2.

            4.3. Transition. In order to facilitate the integration of the operations of Sears and Kmart and their respective Subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by the parties as a result of the Mergers, each of Sears and Kmart shall, and shall cause its Subsidiaries to, consult with the other on strategic and operational matters (including the development, enhancement and performance of each party's internal controls over financial reporting) to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition.

            4.4. Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or that would reasonably be expected to have, a material adverse effect on such party or that would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein; provided, however, that any noncompliance with the foregoing shall not constitute the failure to be satisfied of a condition set forth in Article VI or give rise to any right of termination under Article VII unless the underlying breach shall independently constitute such a failure or give rise to such a right. Sears and Kmart shall file all reports required to be filed by each of them (or their Subsidiaries) with the SEC between the date hereof and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Each of Sears and Kmart shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

            4.5. Control of Other Party's Business. Nothing contained in this Agreement (including Section 4.3) shall give Kmart, directly or indirectly, the right to control or direct the operations of Sears or shall give Sears, directly or indirectly, the right to control or direct the operations of Kmart prior to the Effective Time. Prior to the Effective Time, each of Sears and Kmart shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

            5.1. Preparation of Proxy Statement; Stockholders Meetings. (a) (i) As promptly as reasonably practicable following the date hereof, Kmart and Sears shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the proxy statement/prospectus relating to the matters to be submitted to the Sears stockholders at the Sears Stockholders Meeting (as defined in Section 5.1(b)) and to the Kmart stockholders at the Kmart Stockholders Meeting (as defined in Section 5.1(c)) (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus"), and Holdco shall prepare, together with Kmart and Sears, and file with the SEC a registration statement on Form S-4 (of which the Joint Proxy Statement/Prospectus shall be a part) with respect to the issuance of Holdco Common Stock in the Mergers (such Form S-4, and any amendments or supplements thereto, the "Form S-4").

                  (ii) Each of Holdco, Kmart and Sears shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC, to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the other transactions contemplated hereby, and to mail the Joint Proxy Statement/Prospectus to their respective stockholders as promptly as practicable after the Form S-4 is declared effective. Kmart and Sears shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/ Prospectus and the Form S-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings made with the SEC. Holdco shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Mergers and each party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.

                  (iii) Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Holdco Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Sears and Kmart.

                  (b) Sears shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the "Sears Stockholders Meeting") for the purpose of obtaining the Required Sears Vote with respect to the transactions contemplated by this Agreement and, unless it is permitted to make a Change in Sears Recommendation (as defined below) pursuant to Section 5.4(b), shall use reasonable best efforts to solicit the approval of its stockholders of the matters comprising the Required Sears Vote; and the Board of Directors of Sears shall recommend approval of the matters comprising the Required Sears Vote by the stockholders of Sears to the effect as set forth in Section 3.1(m) (the "Sears Recommendation") and shall not (x) withdraw or modify (or propose to withdraw or modify) in any manner adverse to Kmart such recommendation or (y) take any other action or make any other statement in connection with the Sears Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in Sears Recommendation"), except as and to the extent expressly permitted by Section 5.4(b). Notwithstanding any Change in Sears Recommendation, this Agreement shall be submitted to the stockholders of Sears at the Sears Stockholders Meeting for the purpose of approving the matters comprising the Required Sears Vote, and nothing contained herein shall be deemed to relieve Sears of such obligation.

                  (c) Kmart shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the "Kmart Stockholders Meeting" and, together with the Sears Stockholders Meeting, the "Required Stockholders Meetings") for the purpose of obtaining the Required Kmart Vote with respect to the transactions contemplated by this Agreement and, unless it is permitted to make a Change in Kmart Recommendation (as defined below) pursuant to Section 5.4(b), shall use reasonable best efforts to solicit the approval of its stockholders of the matters comprising the Required Kmart Vote; and the Board of Directors of Kmart shall recommend approval of the matters comprising the Required Kmart Vote by the stockholders of Kmart to the effect as set forth in Section 3.2(m) (the "Kmart Recommendation") and shall not
(x) withdraw or modify (or propose to withdraw or modify) in any manner adverse to Sears such recommendation or (y) take any other action or make any other statement in connection with the Kmart Stockholders Meeting inconsistent with such recommendation (a "Change in Kmart Recommendation"), except as and to the extent expressly permitted by Section 5.4(b). Notwithstanding any Change in Kmart Recommendation, this Agreement shall be submitted to the stockholders of Kmart at the Kmart Stockholders Meeting for the purpose of approving the matters comprising the Required Kmart Vote, and nothing contained herein shall be deemed to relieve Kmart of such obligation.

                  (d) Sears and Kmart shall each use their reasonable best efforts to cause the Sears Stockholders Meeting and the Kmart Stockholders Meeting to be held on the same date.

            5.2. Access to Information; Confidentiality. (a) Upon reasonable notice, Sears and Kmart shall each (and shall cause each of their respective Subsidiaries to) afford to the employees, counsel, advisors and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, records and officers and, during such period, each of Sears and Kmart shall (and shall cause each of their respective Subsidiaries to) make available to the other all information concerning its business, properties and personnel as such other party may reasonably request.

Any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of Sears or Kmart, as the case may be. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. To the extent practicable, the parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) The parties will hold any such information that is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letters dated March 16, 2004 (as amended June 29, 2004), and November 10, 2004, between Sears and Kmart (collectively, the "Confidentiality Agreements"), which Confidentiality Agreements will remain in full force and effect.

                  (c) No such investigation by either Kmart or Sears shall affect the representations and warranties of the other.

            5.3. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws, rules and regulations to consummate the Mergers and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, filings and other documents and to obtain as promptly as practicable all Requisite Regulatory Approvals (as defined herein) and all other consents, waivers, orders, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement. Each party shall use its reasonable best efforts to refrain from taking any action that would reasonably be expected to adversely affect or delay the ability of the parties to obtain all Requisite Regulatory Approvals. In furtherance and not in limitation of the foregoing, each party agrees (i) to make, as promptly as practicable, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within 15 business days of the date hereof), and (B) appropriate filings with the applicable Governmental Entities under the Canadian Antitrust Laws within the time periods specified thereunder to effect a Closing as soon as practicable, and (ii) in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such Applicable Antitrust Laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of all such consents, waivers, orders, approvals, permits, rulings, authorizations and clearances under such other Applicable Antitrust Laws or from such authorities as soon as practicable.

                  (b) Notwithstanding the foregoing or any other provision in this Agreement to the contrary, nothing in this Section 5.3 shall require, or be deemed to require, (i) Kmart or Sears (or any of their respective Subsidiaries) to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its (or its Subsidiaries') business in any specified manner) if doing so would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Holdco after the Effective Time, or (ii) Kmart or Sears (or any of their respective Subsidiaries) to take any such action that is not conditional on the consummation of the Mergers. Neither party shall take or agree to take any action identified in clause (i) or (ii) of the preceding sentence without the prior written consent of the other party (which shall not be unreasonably withheld or delayed).

                  (c) Each of Kmart and Sears shall, in connection with the efforts referenced in Section 5.3(a), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of the status of any of the matters contemplated hereby, including providing the other party with a copy of any written communication (or summary of oral communications) received by such party from, or given by such party to, the Antitrust Division of the Department of Justice, the Federal Trade Commission or any other Governmental Entity and of any written communication (or summary of oral communications) received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) consult with each other in advance to the extent practicable of any meeting or conference with any such Governmental Entity or, in connection with any proceeding by a private party, with any such other person, and to the extent permitted by any such Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

                  (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, (i) if (A) any objections are asserted with respect to the transactions contemplated hereby under any law, rule, regulation, order or decree (including the Applicable Antitrust Laws), (B) any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Entity or private party challenging the Mergers or the other transactions contemplated hereby as violative of any law, rule, regulation, order or decree (including the Applicable Antitrust Laws) or that would otherwise prevent, materially delay or materially impede the consummation of the Mergers or the other transactions contemplated hereby, or
(C) any law, rule, regulation, order or decree is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Mergers or the other transactions contemplated hereby illegal or would otherwise prevent, materially delay or materially impede the consummation of the Mergers or the other transactions contemplated hereby, then (ii) each of Sears and Kmart shall use its reasonable best efforts to resolve any such objections, actions or proceedings so as to permit the consummation of the transactions contemplated by this Agreement, including, subject to Section 5.3(b), selling, holding separate or otherwise disposing of or conducting its or its Subsidiaries' business or asset in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its or its Subsidiaries' business or assets in a specified manner, which would resolve such objections, actions or proceedings.

                  (e) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, but subject to first complying with the obligations of Section 5.3(d), if any of the events specified in Section 5.3(d)(i)(B) or (C) occurs, then each of Kmart and Sears shall cooperate in all respects with each other and use its reasonable best efforts, subject to Section 5.3(b), to contest and resist any such administrative or judicial action or proceeding and to have vacated, lifted, reversed or overturned any judgment, injunction or other decree or order, whether temporary, preliminary or permanent, that is in effect and that prevents, materially delays or materially impedes the consummation of the Mergers or the other transactions contemplated by this Agreement and to have such law, rule, regulation, order or decree repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement, and each of Kmart and Sears shall use its reasonable best efforts to defend, at its own cost and expense, any such administrative or judicial actions or proceedings.

                  (f) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied with its obligations under this Section 5.3.

                  (g) Holdco shall agree to execute and deliver, at or prior to the Effective Time, supplemental indentures and other instruments required for the due assumption, as determined by the parties, of Sears's and Kmart's outstanding debt, guarantees and other securities to the extent required by the terms of such debt, guarantees and securities and the instruments and agreements relating thereto, and Sears shall assist Holdco in accomplishing the same.

                  (h) Each of Sears and Kmart and their respective Boards of Directors shall, if any "moratorium," "control share," "fair price" or other anti-takeover law or regulation becomes applicable to this Agreement, the Mergers, or any other transactions contemplated hereby, use all reasonable best efforts to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such law or regulation on this Agreement, the Mergers and the other transactions contemplated hereby.

            5.4. Acquisition Proposals. (a) Each of Kmart and Sears agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (other than any such transaction permitted by Section 4.1(e) or (f) in the case of Sears, and Section 4.2(e) or (f) in the case of Kmart) or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party to this

Agreement or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose or agree to do any of the foregoing.

                  (b) Notwithstanding anything in this Agreement to the contrary, either party or its Board of Directors shall be permitted to (A) to the extent applicable and subject to Section 5.4(g) and being otherwise in compliance with this Section 5.4(b), comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or make any other disclosure required by law or its fiduciary duties (other than with respect to matters covered by clauses (B) or (C)), (B) effect a Change in Sears Recommendation or a Change in Kmart Recommendation (as applicable, a "Change in Recommendation"), or (C) engage in any discussions or negotiations with, or provide any confidential information or data to, any person in response to an unsolicited bona fide written Acquisition Proposal by any such person first made after the date hereof, if and only to the extent that,

                  (i) in any such case referred to in clause (B) or (C) above,
            (I) such party's Required Stockholders Meeting shall not have occurred, (II) such party has complied in all material respects with this Section 5.4, and (III) its Board of Directors, after consultation with its outside legal counsel, determines in good faith that failure to take such action would be inconsistent with its fiduciary duties under applicable law,

                  (ii) in the case of clause (B) above, (I) it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors, after consultation with its outside legal counsel and financial advisors, concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) (after giving effect to all of the proposed revisions to this Agreement which may be offered by the other party to this Agreement pursuant to clause (III) below), (II) it has notified the other party to this Agreement, at least four business days in advance, of its intention to effect a Change in Recommendation, specifying the material terms and conditions of such Superior Proposal and the identity of the party making such Superior Proposal, and furnishing to the other party to this Agreement a copy of any relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents received by it or its representatives, and (III) prior to effecting such a Change in Recommendation, it has, and has caused its financial and legal advisors to, negotiate with the other party to this Agreement in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, and

                  (iii) in the case of clause (C) above, its Board of Directors, after consultation with outside legal counsel and financial advisors, concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, and prior to providing any information or data to any person in connection with an Acquisition Proposal by any such person, its Board of Directors receives from such person an executed confidentiality agreement having provisions that are no less favorable to the party providing such information than those contained in the Confidentiality Agreements.

                  (c) Each of Kmart and Sears shall notify the other party to this Agreement as promptly as practicable of any such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives, indicating, in connection with such notice, the identity of such person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related available material documentation or correspondence), and in any event each of Kmart and Sears shall provide written notice to the other party of such inquiries, proposals, offers, requests for information and initiation of such discussions or negotiations within 24 hours of such event. Each of Kmart and Sears agrees that it will promptly keep the other party informed of the status and material terms of any such inquiries, proposals or offers (including whether withdrawn or rejected), the status and nature of all information requested and delivered, and the status and material terms of any such discussions or negotiations, and in any event each of Kmart and Sears shall provide the other party with written notice of any material development thereto within 24 hours thereof. Each of Kmart and Sears also agrees to provide the other party hereto with any information that it provides to the third party making the request therefor at substantially the same time it provides such information to such third party, unless the other party hereto has already been provided with such information.

                  (d) Sears agrees that (i) it will and will cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and (ii) it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal. Sears agrees that it will use reasonable best efforts to promptly inform its and its Subsidiaries' respective directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 5.4. Sears shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each person, if any, that has heretofore executed a confidentiality agreement within the six months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information or data heretofore furnished to any person by or on behalf of it or any of its Subsidiaries.

                  (e) Nothing in this Section 5.4 shall (x) permit either party to terminate this Agreement or (y) affect any other obligation of the parties under this Agreement. Neither party shall submit to the vote of its stockholders any Acquisition Proposal other than the Mergers prior to the termination of this Agreement.

                  (f) For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal that the Board of Directors of Kmart or Sears, as the case may be, concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory, timing and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation): (i) is more favorable to the stockholders of Kmart or Sears, as the case may be, from a financial point of view, than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Kmart or Sears, as the case may be, in response to such Acquisition Proposal), (ii) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed, and (iii) with respect to Sears only, satisfies such other considerations contemplated in clauses (1) and (2) of Section 717(b) of the NYBCL; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.4(a), except that the reference to "20% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving Kmart or Sears, as the case may be.

                  (g) Any disclosure (other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) made pursuant to Section 5.4(b)(A) shall be deemed to be a Change in Recommendation, unless the Board of Directors of the party making such disclosure expressly (i) reaffirms its recommendation to its stockholders in favor of the applicable Merger and (ii) rejects such other Acquisition Proposal.

            5.5. Affiliates. Each of Sears and Kmart shall use all reasonable efforts to cause each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) to deliver to Holdco, as soon as reasonably practicable and in any event prior to the Sears Stockholders Meeting or the Kmart Stockholders Meeting, as applicable, a written agreement substantially in the form attached as Exhibit 5.5.

            5.6. Stock Exchange Listing. Holdco and Kmart shall use all reasonable efforts to cause (i) the shares of Holdco Common Stock to be issued in the Mergers and (ii) the shares of Holdco Common Stock to be reserved for issuance upon the exercise of any Other Sears Stock-Based Awards, Kmart Stock Options and Other Kmart Stock-Based Awards, to be approved for listing on either Nasdaq or NYSE (as to be agreed by the parties), subject to official notice of issuance, prior to the Closing Date.

            5.7. Employee Benefit Plans. (a) Kmart and Sears agree that, except as otherwise provided herein (including as set forth in Section 5.7(a) of the Sears Disclosure Schedule or Section 5.7(a) of the Kmart Disclosure Schedule, as applicable) and unless otherwise mutually determined, the Kmart Benefit Plans and Sears Benefit Plans in effect at the date hereof shall remain in effect after the Effective Time with respect to employees covered by such plans at the Effective Time, until such time as Holdco shall otherwise determine, subject to applicable laws and the terms of such plans. Prior to and following the Effective Time, the parties shall cooperate in good faith to formulate Benefit Plans for Holdco and its Subsidiaries, with respect both to employees who were covered by the Kmart Benefit Plans and Sears Benefit Plans at the Effective Time and employees who were not covered by such plans at the Effective Time, that provide benefits for services on a basis that does not discriminate between employees who were covered by the Kmart Benefit Plans and employees who were covered by the Sears Benefit Plans.

                  (b) With respect to any Benefit Plans in which any Holdco employees who are employees of Kmart or Sears (or their Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which such Holdco employees did not participate prior to the Effective Time (the "New Plans"), Holdco shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Holdco employees and their eligible dependents under any New Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Kmart Benefit Plan or Sears Benefit Plan, as the case may be; (ii) provide each Holdco employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Kmart Benefit Plan or Sears Benefit Plan (to the same extent that such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such employees may be eligible to participate after the Effective Time; and (iii) recognize all service of the Holdco employees with Kmart or Sears, and their respective affiliates, for all purposes (including, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any New Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Plan and only to the extent such service was credited under the analogous Benefit Plan prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in duplication of benefits.

                  (c) With respect to Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in the preceding paragraph of this Section
5.7 shall apply to the extent the application of such principles does not violate applicable foreign law.

            5.8. Section 16 Matters. Assuming that Sears and Kmart deliver to Holdco the Section 16 Information (as defined below) reasonably in advance of the Effective Time, the Board of Directors of Holdco, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing that the receipt by the Insiders (as defined below) of Sears and Kmart of Holdco Common Stock in exchange for shares of Sears Common Stock (including Restricted Sears Shares) or shares of Kmart Common Stock, as the case may be, or to receive shares of Holdco Common Stock upon conversion of Other Sears Stock-Based Awards or Other Kmart Stock-Based Awards, as the case may be, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information provided by Sears and Kmart to Holdco prior to the Effective Time, are intended to be exempt from liability pursuant to
Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "Section 16 Information" shall mean information accurate in all material respects regarding the Insiders of a person, the number of shares of the capital stock held by each such Insider, and the number and description of options, stock appreciation rights, restricted shares and other stock-based awards held by each such Insider. "Insiders", with respect to a person, shall mean those officers and directors of such person who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

            5.9. Fees and Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except as otherwise provided in Section 7.2 hereof and except that (a) if the Mergers are consummated, the surviving corporations in the Mergers shall pay, or cause to be paid, any and all property or transfer taxes imposed on either party in connection with the Mergers, and (b) expenses incurred in connection with filing, printing and mailing the Joint Proxy Statement/Prospectus and the Form S-4 shall be shared equally by Kmart and Sears.

            5.10. Governance. (a) On or prior to the Effective Time, Holdco's Board of Directors shall cause the number of directors that will comprise the full Board of Directors of Holdco at the Effective Time to be 10. The members of the initial Board of Directors of Holdco at the Effective Time shall be as set forth on Exhibit 5.10(a). No other directors or employees of Kmart or Sears shall be designated to serve on the Board of Directors of Holdco at the Effective Time.

                  (b) On or prior to the Effective Time, the Holdco Board of Directors shall take such actions as are necessary to cause the persons indicated in Exhibit 5.10(b) to be elected or appointed to the offices of Holdco specified in such Exhibit as of the Effective Time.

                  (c) The headquarters of Holdco will be located in Hoffman Estates, Illinois.

                  (d) The name of Holdco shall be Sears Holdings Corporation.

            5.11. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Holdco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Sears or any of its Subsidiaries (the "Sears Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Sears or any Subsidiary of Sears, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by Sears pursuant to Sears's Restated Certificate of Incorporation, By-laws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Sears and its Subsidiaries.

                  (b) From and after the Effective Time, Holdco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Kmart or any of its Subsidiaries (the "Kmart Indemnified Parties" and, together with the Sears Indemnified Parties, the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Kmart or any Subsidiary of Kmart, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by Kmart pursuant to Kmart's Amended and Restated Certificate of Incorporation, By-laws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Kmart and its Subsidiaries.

                  (c) For a period of six years after the Effective Time, Holdco shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Sears (provided that Holdco may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that Holdco shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the premiums paid as of the date hereof by Sears for such insurance ("Sears's Current Premium"), and if such premiums for such insurance would at any time exceed 250% of Sears's Current Premium, then Holdco shall cause to be maintained policies of insurance that, in Holdco's good faith determination, provide the maximum coverage available at an annual premium equal to 250% of Sears's Current Premium.

                  (d) For a period of six years after the Effective Time, Holdco shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Kmart (provided that Holdco may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that Holdco shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the premiums paid as of the date hereof by Kmart for such insurance ("Kmart's Current Premium"), and if such premiums for such insurance would at any time exceed 250% of Kmart's Current Premium, then Holdco shall cause to be maintained policies of insurance that, in Holdco's good faith determination, provide the maximum coverage available at an annual premium equal to 250% of Kmart's Current Premium.

                  (e) Holdco shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 5.11.

                  (f) If Holdco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Holdco, as the case may be, shall assume the obligations set forth in this Section 5.11.

                  (g) The provisions of this Section 5.11 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            5.12. Public Announcements. Kmart and Sears shall use reasonable best efforts (i) to develop a joint communications plan, (ii) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and
(iii) except in respect of any announcement required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange in which it is impracticable to consult with each other as contemplated by this clause (iii), to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1 or as otherwise permitted under Section 4.4, no party shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of such other party, which consent shall not be unreasonably withheld or delayed. Each party shall provide the other party with its stockholder lists and allow and facilitate the other party's contact with its stockholders and prospective investors and following a Change in Sears Recommendation or Change in Kmart Recommendation, as the case may be, such contacts may be made without regard to the above limitations of this Section 5.12.

            5.13. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Holdco or the surviving corporation of the Mergers with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations of the Kmart Merger and the Sears Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

            6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the applicable Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. Sears shall have obtained the Required Sears Vote, and Kmart shall have obtained the Required Kmart Vote.

                  (b) Exchange Listing. The shares of (i) Holdco Common Stock to be issued in the Merger and (ii) Holdco Common Stock to be reserved for issuance upon exercise of any Other Sears Stock-Based Awards, Kmart Stock Options and Other Kmart Stock-Based Awards shall have been authorized for listing on Nasdaq or NYSE (as to be agreed by the parties), upon official notice of issuance.

                  (c) Requisite Regulatory Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods required from, any Governmental Entity under the Applicable Antitrust Laws shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Mergers shall be in effect. There shall not be any action taken, or any law, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers, by any Governmental Entity of competent jurisdiction that makes the consummation of either Merger illegal.

                  (f) Effective Times. The Sears Merger and Kmart Merger shall be consummated at identical Effective Times.

            6.2. Conditions to Obligations of Kmart. The obligation of Kmart to effect the Kmart Merger is subject to the satisfaction of the following conditions unless waived by Kmart:

                  (a) Representations and Warranties.

                  (i) The representations and warranties of Sears set forth in
            Section 3.1(b)(i) and (iii) shall be true and correct (except for deviations of not more than 1% of the number of Sears's fully diluted outstanding shares of Sears Common Stock disclosed in
            Section 3.1(b)(i) and (iii)), as of the date hereof and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct to the extent required in this clause (i) only as of the specified date);

                  (ii) the representations and warranties of Sears set forth in
            Sections 3.1(b) (other than clauses (i) and (iii) of Section 3.1(b)), 3.1(c)(i), and 3.1(s) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct in all material respects only as of the specified date); and

                  (iii) (A) the other representations and warranties of Sears contained in this Agreement that are qualified as to material adverse effect shall be true and correct and

            (B) such other representations and warranties of Sears contained in this Agreement that are not so qualified (disregarding all qualifications and exceptions contained therein regarding materiality or knowledge) shall be true and correct, in each case as of the date hereof and as of the Closing Date as if made at and as of that time (except for representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except to the extent where the failures of any such representations and warranties referred to in clause (B) to be so true and correct, in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on Holdco after the Effective Time.

            Kmart shall have received a certificate signed on behalf of Sears by the Chief Executive Officer and Chief Financial Officer of Sears to such effect.

                  (b) Performance of Obligations of Sears. Sears shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Kmart shall have received a certificate signed on behalf of Sears by the Chief Executive Officer and Chief Financial Officer of Sears to such effect.

                  (c) Tax Opinion. Kmart shall have received the opinion of Simpson Thacher & Bartlett LLP, counsel to Kmart, dated the Closing Date, to the effect that the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, will be treated for Federal income tax purposes as a transaction described in Section 351 of the Code. In rendering such opinion, counsel to Kmart shall be entitled to rely upon customary representations and assumptions provided by Holdco, Kmart, Sears and others that counsel to Kmart reasonably deems relevant.

            6.3. Conditions to Obligations of Sears. The obligation of Sears to effect the Sears Merger is subject to the satisfaction of the following conditions unless waived by Sears:

                  (a) Representations and Warranties.

                  (i) The representations and warranties of Kmart set forth in
            Section 3.2(b)(i) and (iii) shall be true and correct (except for deviations of not more than 1% of the number of Kmart's fully diluted outstanding shares of Kmart Common Stock disclosed in
            Section 3.2(b)(i) and (iii)), as of the date hereof and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct to the extent required in this clause (i) only as of the specified date);

                  (ii) the representations and warranties of Kmart set forth in
            Sections 3.2(b) (other than clauses (i) and (iii) of Section 3.2(b)), 3.2(c)(i), and 3.2(s) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of such time (except for representations and warranties made only as of a specified date, which shall be true and correct in all material respects only as of the specified date); and

                  (iii) (A) the other representations and warranties of Kmart contained in this Agreement that are qualified as to material adverse effect shall be true and correct and

            (B) such other representations and warranties of Kmart contained in this Agreement that are not so qualified (disregarding all qualifications and exceptions contained therein regarding materiality or knowledge) shall be true and correct, in each case as of the date hereof and as of the Closing Date as if made at and as of that time (except for representations and warranties made only as of a specified date, which shall be true and correct as of the specified date), except to the extent where the failures of any such representations and warranties referred to in clause (B) to be so true and correct, in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on Holdco after the Effective Time.

            Sears shall have received a certificate signed on behalf of Kmart by the Chairman and Chief Executive Officer and by the Chief Financial Officer of Kmart to such effect.

                  (b) Performance of Obligations of Kmart. Kmart shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sears shall have received a certificate signed on behalf of Kmart by the Chairman and Chief Executive Officer and the Chief Financial Officer of Kmart to such effect.

                  (c) Tax Opinion. Sears shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to Sears, dated the Closing Date, to the effect that the exchange of Sears Common Stock and Kmart Common Stock for Holdco Common Stock pursuant to the Mergers, taken together, will be treated for Federal income tax purposes as a transaction described in Section 351 of the Code. In rendering such opinion, counsel to Sears shall be entitled to rely upon customary representations and assumptions provided by Holdco, Kmart, Sears and others that counsel to Sears reasonably deems relevant.

                                  ARTICLE VII
                            TERMINATION AND AMENDMENT

            7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after any Required Stockholder Vote has been obtained:

                  (a) by mutual consent of Kmart and Sears in a written instrument;

                  (b) by either Kmart or Sears, upon written notice to the other party, if a Governmental Entity of competent jurisdiction that must grant a Requisite Regulatory Approval has denied approval of either Merger and such denial has become final and non-appealable; or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting either Merger, and such order, decree, ruling or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to comply with Section 5.3 or any other provision of this Agreement has been the cause of, or resulted in, such action;

                  (c) by either Kmart or Sears, upon written notice to the other party, if both Mergers shall not have been consummated on or before June 1, 2005 (or August 1, 2005 if on June 1, 2005 any Requisite Regulatory Approval shall not have been obtained but each other condition set forth in Article VI (other than such conditions that by their nature are to be satisfied on the Closing Date) shall have been satisfied); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (d) by Kmart, upon written notice to Sears, if Sears shall have: (i) failed to make the Sears Recommendation or effected a Change in Sears Recommendation (or resolved to take any such action) that is adverse to Kmart in any material respect, whether or not permitted by the terms hereof, (ii) materially breached its obligations under this Agreement by reason of a failure to call the Sears Stockholders Meeting in accordance with Section 5.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.1(a), or (iii) materially breached its obligations under Section 5.4;

                  (e) by Sears, upon written notice to Kmart, if Kmart shall have: (i) failed to make the Kmart Board Recommendation or effected a Change in Kmart Recommendation (or resolved to take any such action) that is adverse to Sears in any material respect, whether or not permitted by the terms hereof,
(ii) materially breached its obligations under this Agreement by reason of a failure to call the Kmart Stockholders Meeting in accordance with Section 5.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.1(a), or (iii) materially breached its obligations under Section 5.4;

                  (f) by either Kmart or Sears, upon written notice to the other party, if there shall have been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such other party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in Section 6.2(a) or
(b) or Section 6.3(a) or (b), as the case may be, and which breach has not been cured within 30 days following written notice thereof to the breaching party or, by its nature, cannot be cured within such time period; or

                  (g) by either Kmart or Sears, if the Required Kmart Vote or Required Sears Vote shall not have been obtained upon a vote taken thereon at the duly convened Kmart Stockholders Meeting or Sears Stockholders Meeting, as the case may be.

            7.2. Effect of Termination. (a) In the event of termination of this Agreement by either Sears or Kmart as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Kmart or Sears or their respective officers or directors, except with respect to Section 5.2(b) (Access to Information; Confidentiality), Section
5.9 (Fees and Expenses), this Section 7.2 (Effect of Termination), and Article VIII (General Provisions), which shall survive such termination and except that no party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

                  (b) Kmart shall pay Sears, by wire transfer of immediately available funds to such accounts as Sears may designate, the sum of $380 million (the "Kmart Termination Fee") if this Agreement is terminated as follows:


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
                  (i) if Sears shall terminate this Agreement pursuant to
            Section 7.1(e), then Kmart shall pay the Kmart Termination Fee on the business day following such termination;

                  (ii) if (A) either party shall terminate this Agreement
            pursuant to Section 7.1(g) because the Required Kmart Vote shall not have been received and (B) at any time after the date hereof and at or before the date of the Kmart Stockholders Meeting an Acquisition Proposal shall have been publicly announced (a "Public Proposal") with respect to Kmart, then Kmart shall pay $70 million of the Kmart Termination Fee on the business day following such termination; and if (C) within twelve months of the date of such termination of this Agreement, Kmart or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Kmart shall pay the remaining $310 million of the Kmart Termination Fee on the date of such execution or consummation; and

                  (iii) if (A) either party shall terminate this Agreement
            pursuant to Section 7.1(c) or Sears shall terminate this Agreement pursuant to Section 7.1(f), (B) at any time after the date hereof and before such termination there shall have been a Public Proposal with respect to Kmart, (C) following the occurrence of such Public Proposal, Kmart shall have breached intentionally or recklessly (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have resulted in the failure of the Effective Time to occur prior to the termination of this Agreement, then Kmart shall pay $70 million of the Kmart Termination Fee on the business day following such termination; and if (D) within twelve months of the date of such termination of this Agreement, Kmart or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Kmart shall pay the remaining $310 million of the Kmart Termination Fee upon the date of such execution or consummation.

If Kmart fails to pay all amounts due to Sears on the dates specified, then Kmart shall pay all costs and expenses (including legal fees and expenses) incurred by Sears in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Sears.

                  (c) Sears shall pay Kmart, by wire transfer of immediately available funds to such accounts as Kmart may designate, the sum of $400 million (the "Sears Termination Fee") if this Agreement is terminated as follows:

                  (i) if Kmart shall terminate this Agreement pursuant to
            Section 7.1(d), then Sears shall pay the Sears Termination Fee on the business day following such termination;

                  (ii) if (A) either party shall terminate this Agreement
            pursuant to Section 7.1(g) because the Required Sears Vote shall not have been received and (B) at any time after the date hereof and at or before the date of the Sears Stockholders Meeting, there


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
            shall have been a Public Proposal with respect to Sears, then Sears shall pay $70 million of the Sears Termination Fee on the business day following such termination; and if (C) within twelve months of the date of such termination of this Agreement, Sears or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Sears shall pay the remaining $330 million of the Sears Termination Fee on the date of such execution or consummation; and

                  (iii) if (A) either party shall terminate this Agreement
            pursuant to Section 7.1(c) or Kmart shall terminate this Agreement pursuant to Section 7.1(f), (B) at any time after the date hereof and before such termination there shall have been a Public Proposal with respect to Sears, (C) following the occurrence of such Public Proposal, Sears shall have breached intentionally or recklessly (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have resulted in the failure of the Effective Time to occur prior to the termination of this Agreement, then Sears shall pay $70 million of the Sears Termination Fee on the business day following such termination; and if (D) within twelve months of the date of such termination of this Agreement, Sears or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Sears shall pay the remaining $330 million of the Sears Termination Fee upon the date of such execution or consummation.

If Sears fails to pay all amounts due to Kmart on the dates specified, then Sears shall pay all costs and expenses (including legal fees and expenses) incurred by Kmart in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Kmart.

                  (d) If the Required Sears Vote is not obtained at the Sears Stockholders Meeting, in addition to any fees that otherwise may be payable under this Section 7.2, Sears shall reimburse Kmart for all costs and expenses incurred by Kmart in connection with this Agreement and the transactions contemplated hereby up to $10 million.

            7.3. Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with this Agreement by the stockholders of Sears or of Kmart, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            7.4. Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Board of Directors, may, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of


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
such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

            8.1. Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time.

            8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

      (a) if to Kmart, to

       Kmart Holding Corporation
       3100 West Big Beaver Road
       Troy, Michigan 48084
       Attention:  General Counsel
       Facsimile No.:  (248) 614-0951

       with a copy to

       Simpson Thacher & Bartlett LLP
       425 Lexington Avenue
       New York, New York 10017
       Attention:  John Finley, Esq.
                   Mario A. Ponce, Esq.
       Facsimile No.:  (212) 455-2502

                and


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
      (b) if to Sears, to

       Sears, Roebuck and Co.
       3333 Beverly Road
       Hoffman Estates, Illinois 60179
       Attention:  General Counsel
       Facsimile No.:  (847) 286-2471

       with a copy to

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention:  Andrew R. Brownstein, Esq.
                   Joshua R. Cammaker, Esq.
       Facsimile No.:  (212) 403-2000

            8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available by the party to whom such information is to be made available. The phrases "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word "or" shall be inclusive and not exclusive. Any pronoun shall include the corresponding masculine, feminine and neuter forms. The phrases "known" or "knowledge" mean, with respect to either party to this Agreement, the actual knowledge of those of such party's executive officers who have been involved in the negotiation of this Agreement. The term "affiliate" has the meaning given to it in Rule 12b-2 of the Exchange Act, and the term "person" has the meaning given to it in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

            8.4. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart.

            8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement in accordance with their terms and (b) except as provided in Sections 5.10 and 5.11 (which are intended for the benefit of only the persons specifically named therein), is not intended to confer upon any person other than the parties any rights or remedies hereunder.


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
            8.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except that the NYBCL shall apply to the Sears Merger.

            8.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Mergers that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

            8.9. Submission to Jurisdiction. Each party irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 8.9 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this
Section 8.9 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 8.9. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their


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specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in the Section above, this being in addition to any other remedy to which they are entitled at law or in equity.

            8.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING DIRECTLY INVOLVING ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                [Remainder of this page intentionally left blank]


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            IN WITNESS WHEREOF, Kmart and Sears have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

                                   KMART HOLDING CORPORATION



                                   By:  /s/ William C. Crowley
                                        ---------------------------------------
                                        Name:  William C. Crowley
                                        Title:  Senior Vice President, Finance


                                   SEARS, ROEBUCK AND CO.



                                   By:  /s/ Alan J. Lacy
                                        ----------------------------------------
                                        Name:  Alan J. Lacy
                                        Title:   Chairman, President & CEO


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